Exhibit 10.36

CONFIDENTIAL TREATMENT REQUESTED

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made and entered into as of this 1st day of January 2004 by and between MCI WorldCom Network Services, Inc. (“Buyer”), a Delaware corporation, with offices located at 2400 North Glenville Drive, Richardson, Texas 75082, on behalf of itself and for the benefit of its affiliates, subsidiaries, and/or divisions, and ANDA Networks, Inc. (“Seller”), a Delaware corporation, with offices located at 1274 Geneva Drive, Sunnyvale, CA 94089.

WITNESSETH:

WHEREAS, Buyer desires to establish terms for the possible future purchase from Seller of any product, material or item including hardware and software for which Seller is, or may hereafter become, a vendor (“Product(s)”) upon the terms and conditions contained herein; and

WHEREAS, Seller desires to sell said Products to Buyer upon request.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth herein, the parties agree as follows:

ARTICLE 1

TERM. TERMINATION & SCOPE OF AGREEMENT

1.1 Term. Unless sooner terminated as provided for herein, this Agreement shall be effective as of the date hereof and continue thereafter until terminated by either party with or without cause by giving Sixty (60) days’ prior written notice to the other party (“Termination Notice”). In the event of termination, Seller shall be compensated in accordance with Article 3 of this Agreement for Products ordered through the date of the Termination Notice. Notwithstanding the foregoing, the Articles of this Agreement which are by their terms intended to survive the termination of this Agreement shall so survive; such Articles shall include, without limitation, Article 5, 6, 8, 9, 10, and 11.

1.2 Scope of Agreement. This Agreement shall be applicable to all purchases of Products between the parties during the term hereof. Seller retains ownership of all patents, copyrights, trademarks, trade names, trade secrets and other intellectual property rights relating to, embodied by or incorporated in the Products, the Hardware and the Software. All rights not expressly granted to Buyer herein are reserved by Seller.

1.3 Other Suppliers. It is agreed that, during the term of this Agreement, Buyer may contract with other persons or firms which provide the same or similar Products as Seller. This Agreement is not exclusive and in no way constitutes a commitment from Buyer to purchase Products from Seller.

ARTICLE 2

METHOD OF PURCHASE

2.1 Purchase Orders. All purchases of Products by Buyer shall be made by means of purchase orders (“Order(s)”) issued at the sole discretion of Buyer. Orders are subject to acceptance by Seller in Seller’s sole discretion, and are subject to an overall credit limit as determined by Seller from time-to-time. Purchase Orders shall specify: (a) the Purchase Order number; (b) Products; (c) quantities; (d) purchase price; (e) requested delivery schedule; (f) preferred shipping method and (g) exact “Ship to” address.

2.2 Application of Agreement. All Orders issued by Buyer, and all acceptances by Seller hereunder, shall be deemed to incorporate the terms of this Agreement. Buyer shall use its best efforts to reference this Agreement on the face of all Orders covered by this Agreement, but the lack of said reference shall not render this Agreement inapplicable. Any pre-printed terms and conditions contained in any Order or acceptance which are in conflict with the provisions of this Agreement shall be deemed void and of no further force and effect; provided, however that Buyer may issue special or modified conditions on the face of specific Orders at its sole discretion, in which case either Seller’s acknowledgment thereof or Seller’s performance shall indicate its acceptance of such special or modified conditions.

2.3 Change Orders. Buyer may amend or modify any Order via a written change order which shall set forth the particular changes to be made, and the effect of such changes to the quantity, delivery date, ship to address, shipping method, and/or other parameters of such Order (“Change Order”). A change order shall be effective upon written acceptance by Seller. Buyer may not amend or modify any Order to be shipped within [*]

2.4	Cancellation. Upon written notice to Seller, Buyer may cancel all or any part of an Order more than [*] prior to shipment for any reason or for no reason. Cancellations made [*] prior to shipment of an Order by Seller may be made without penalty or other liability to Buyer, unless otherwise agreed upon in writing by Seller and Buyer. Cancellations received by Seller after shipment of any Order may not be cancelled Seller reserves the right to cancel, suspend, refuse or delay any Orders, if Buyer (a) fails to make any payment when due, (b) fails to meet credit or financial requirements established by Seller, or (c) fails to comply with the terms and conditions of this Agreement; provided, however that Seller may not exercise such right without giving thirty (30) days written notice and an opportunity for Buyer to cure.

2.5	Forecast. Buyer further agrees to provide a six-month rolling forecast. Forecast [*] out can be changed [*] Forecast [*] out can be changed [*] Over [*] forecast can be changed as required. Monthly meeting will be held to review the forecast.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ARTICLE 3

PRICE, PAYMENT TERMS & INVOICING

3.1 Price. Unless increased as provided for in this Subsection 3.1, Buyer’s purchases hereunder shall be made according to the “Pricing Schedule” attached hereto as Exhibit “A” and made a part hereof (“Purchase Price”). Increases to the Purchase Price shall only become effective upon thirty (30) days’ prior written notice to Buyer.

3.1.1 Volume Discounts: Credits. In the event that Buyer becomes eligible for a credit or rebate based upon the terms and conditions contained in the Pricing Schedule, Seller shall issue a credit memo therefore within thirty (30) days following the date Seller becomes entitled to receive such credit or rebate, if any. Seller shall promptly forward a check for the amount of any such credit memo, less current charges, upon the earlier of (1) the receipt of Buyer’s written request therefore, or (2) the expiration of a thirty (30) day period following the date of such credit memo.

3.1.2 [*] Notwithstanding anything to the contrary in this Agreement, the Purchase Price of all Products (as well as shipping charges, and any other charges applicable to Buyer under this Agreement) shall not exceed [*] on the date any Order is issued hereunder for identical Products.

3.2 Payment Terms. Payment for Products purchased under this Agreement, as well as all applicable taxes and shipping charges and less outstanding credits, shall be made within [*] following the latter of (1) Buyer’s receipt of Seller’s accurate invoice for Products purchased, and (2) delivery of the Products by Seller to Buyer’s designated location. In the event of a dispute over an invoice, Buyer shall provide written notice to Seller of the nature and amount of the dispute. Seller agrees to work in good faith with Buyer to resolve the dispute, and Buyer shall pay all disputed amounts upon resolution thereof.

3.3 Invoicing Instructions. Itemized invoices shall be mailed in duplicate to Buyer’s Accounts Payable Department using the address indicated on the face of each individual Order. Shipping charges shall be listed separately on all invoices. Any cash discount period shall be calculated from the date of receipt of Seller’s accurate invoice at Buyer’s correct invoicing address. F.O.B. point and discount terms must be shown on all invoices.

ARTICLE 4

PACKAGING & SHIPMENT

4.1 Packaging. All goods shall be suitably packed, marked and shipped in accordance with the requirements of common carriers in a manner to secure the lowest transportation costs unless otherwise specified. Packing slips shall be placed in each shipment.

4.2 Shipment. All Products shall be shipped F.O.B. point of origin via the shipping method requested by Buyer on the face of each Order. In the absence of a specified shipping method, Seller shall ship freight prepaid, uninsured, via a carrier selected by Seller.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

4.3 Bar Coding. Seller shall label each Product unit, and transport package used for shipment in accordance with Telecommunications Industry Forum (TCIF) Shipping and Receiving Transaction Bar Code Label Specification BCC-95-001 Issue 3, dated August 1995, TCIF Implementation Guide to Package Labeling BC/93-002 issue 3, dated July 1997, and TCIF Product Package Label Specification BCC-95-003, dated September 1995. Charges for such package labeling shall be the responsibility of Seller. In the event Vendor fails to comply with said specifications in whole or in part, MCI shall be entitled to liquidated damages equal to the lesser amount of [*] of the total Purchase Order amount or [*] Said damages may be deducted from Seller’s invoice(s) prior to payment by MCI. The parties acknowledge that such liquidated damages are reasonable and not a penalty and are the sole and exclusive remedies of MCI as is relates to bar code package labeling.

ARTICLE 5

WARRANTY PROVISIONS

5.1 Seller’s Warranties. Seller warrants that all Products supplied hereunder shall be new, free from defects in material and workmanship (including damage due to unsatisfactory packaging by Seller), shall be in accordance with Seller’s specifications, drawings and samples, if any, and shall comply with all applicable laws, regulations or requirements. All Products furnished hereunder shall be merchantable and suitable for their intended use.

5.2 Other Warranties. In addition to Seller’s warranties, Seller shall provide additional warranties, if any, available from a Product’s manufacturer and Seller’s suppliers.

5.3 Warranty Period. The duration of all warranties contained in this Agreement shall be [*] after delivery to Buyer or for such longer period as may be offered by Seller, Seller’s suppliers or a Product’s manufacturer.

5.2 Buyer’s Remedies. Notice of defect may be given to Seller (and/or to a Product’s manufacturer or Seller’s suppliers, as applicable) at any time within the warranty period, except that notice of any latent defect or one concealed by fraud (or such gross neglect as constitutes fraud) may be given at any time. Seller (and/or a Product’s manufacturer or Seller’s suppliers, as applicable) shall, at Buyer’s option, promptly either repair or replace all defective Products at its expense. The warranties of Seller and remedies of Buyer shall not be deemed to be exclusive, and together with any service warranties and guaranties, if any, shall survive acceptance and payment, and shall run to Buyer and any intended beneficiaries of an Order.

ARTICLE 6

AUDIT

Seller agrees to maintain, on a consistent basis and in substantial accordance with generally accepted accounting principles, such books and records as shall be necessary to readily disclose the basis for any charges and credits, ordinary or extraordinary, billed or due, under this Agreement, Seller shall make such books and records available to Buyer or its designee for

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

inspection or audit, upon reasonable notice, during regular business hours at Seller’s office during the term of this Agreement and for a period of three (3) years after the expiration thereof.

ARTICLE 7

TAXES

Seller shall separately list on its original invoice any sales or other tax collectible by Seller at the time of the sale, which is lawfully applicable to any such Products, otherwise payable by Buyer, and not subject to exemption or resale certificates. Buyer agrees to pay to Seller, in addition to the Purchase Price, such taxes as are lawfully due.

ARTICLE 8

DISCLOSURE OF INFORMATION

Seller and its employees or agents shall not disclose any information relating to this Agreement, including any Order placed hereunder or other information provided by Buyer to Seller hereunder, to any third party or in any manner advertise, publish or otherwise promote the fact that it has furnished, or contracted to furnish Products hereunder, or use any mark or name of Buyer or otherwise refer to this Agreement without the express written consent of Buyer.

ARTICLE 9

TITLE & RISK OF LOSS

Title and risk of loss or damage to the Products contained in each shipment shall pass to Buyer upon shipment thereof to Buyer. Shipping arrangements with carriers shall be handled by Seller. Notwithstanding completed delivery, in the event that damage results from Seller’s failure to adequately package the Products or to comply with any custom packing requirements specified by Buyer, Seller shall promptly repair or replace (at Buyer’s sole option) such damaged Products at no charge to Buyer.

ARTICLE 10

INDEMNIFICATION

In the performance of this Agreement, Seller shall take all necessary precautions to prevent the occurrence of any injury (including death) to any person, or of any damage to property arising out of the acts or omissions of Seller, its agents, employees or subcontractors, and, except to the extent that any such injury or damage is due directly and solely to Buyer’s negligence, Seller shall indemnify, defend and hold Buyer, its officers, employees, agents, contractors, intended beneficiaries, subsidiaries, affiliates, and the officers, directors, employees of any corporate shareholder of Buyer harmless from any and all costs, losses, expense, damages, claims, suits or any liability whatsoever, including attorneys’ fees and allocated in-house legal expenses, arising out of any act, omission or breach of warranty of Seller, its agents, employees or subcontractors, including strict liability.

ARTICLE 11

INTELLECTUAL PROPERTY INFRINGEMENT

Seller warrants that it has the right to manufacture and/or transfer Products hereunder and that Buyer has the right to use, lease or sell any Products without infringing the rights of any third party. Seller shall, at its own expense, indemnify, hold harmless and defend Buyer, its officers, directors, employees and agents, against any liability, claim, suit or proceeding brought against Buyer which is based upon a claim, whether rightful or otherwise, that Products or any part thereof, furnished under this Agreement, constitutes an infringement of any patent, copyright, trademark, trade secret or other third party proprietary right, and Seller shall pay all damages, costs or expenses, including attorneys’ fees and allocated in-house legal expenses, of Buyer in connection therewith. In case any Product or any part or use thereof is in such suit held to constitute an infringement and the use of said Product or any part thereof is enjoined, Seller shall, at its own expense, either procure for Buyer the right to continue using said Products or part thereof, or replace the same with substantially equal but noninfringing Products meeting the requirements of this Agreement and applicable Orders. In the event neither of the foregoing is done, Seller’s sole liability, in addition to indemnify Buyer as set forth above, shall be to refund the purchase price paid for such Products by Buyer.

ARTICLE 12

COMPLIANCE WITH LAW

Seller agrees and warrants that Seller and all of Seller’s Products shall comply with all applicable permits and licenses and all requirements of applicable laws, orders, regulations and standards (“Provisions”) including, without limitation, Provisions relating to equal employment opportunity, nondiscrimination based on race, color, creed, religion, sex, age, disabilities, or ethnic origin, wages and hours, occupational safety and health, and immigration. Seller agrees to indemnify and hold Buyer, its affiliates, subsidiaries, assigns and intended beneficiaries harmless from and against all liabilities, claims, costs, damages (including, without limitation, punitive or special damages), losses or expenses (including attorneys’ fees and allocated in-house legal expenses) arising out of the breach of this Article.

ARTICLE 13

MISCELLANEOUS

13.1 Assignment. Seller may not transfer, assign or otherwise delegate its obligations under this Agreement without the express written consent of Buyer, which may be withheld by Buyer in its sole discretion.

13.2 Severability. If any provision of this Agreement is adjudicated to be invalid or unenforceable, the remainder shall be valid and enforceable, and the parties shall negotiate in good faith to create a substitute provision to carry out the intent of the Parties.

13.3 Waiver. No course of dealing or failure of Buyer or Seller to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition. Any waiver hereunder must be in writing and shall not waive a succeeding breach of any term, right or condition or the term, right or condition itself.

13.4 Notices. All suspension, default or termination notices (“Notices”) required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered in person or on the third (3rd) business day after mailing or on the first (1st) business day after having been sent via facsimile, to the party to whom notice is to be given by first class mail, postage prepaid and properly addressed, or faxed as indicated below. Notwithstanding the foregoing, requests, demands, electronic purchase orders, and other communications issued pursuant to this Agreement (“Communications”), which are not legal Notices hereunder, may be transmitted via electronic means (“E-mail” or “Electronic Messages”) to the E-mail address indicated below. Electronic Message transmissions of Communications shall be deemed to have been duly given on the first (1st) business day after having been sent. The parties hereby agree that all Electronic Messages shall constitute valid and enforceable writings.

Buyer:	MCI WorldCom Network Services, Inc.,
2400 North Glenville Dr.
Richardson, Texas 75082
Attn: Director, Network Procurement
Dept./Loc. 5856/107
Facsimile: (972) 729-6433

Seller:	ANDA Networks, Inc.
1274 Geneva Drive
Sunnyvale, CA 94089
Attn: Controller Phone: (408) 519-4929
Facsimile: (408) 519-4782
E-mail Address for Communications:
rtick@andanetworks.com

Either party may change its address or other notice information for purposes of this Section 13.4 by giving the other party written notice of such change.

13.5 Time. Time is of the essence in the performance of this Agreement.

13.6 MCI Family. All rights and benefits granted hereunder to Buyer may be exercised and enjoyed by any member of the MCI Family of entities, which for the purposes hereof shall include MCI, Inc. and any subsidiary of MCI, Inc., whether owned directly or indirectly, or any subsidiary of any such subsidiary (“Affiliates”) Including Further, for purposes of calculating discounts (if any) based on volume or quantity, the total volume of all MCI Family entities shall be counted to apply against the applicable volume or quantity benchmark. Seller acknowledges and agrees that services obtained or purchases made under this Agreement may be made by Buyer as principal for resale to its Affiliates or as an agent on behalf of its Affiliates.

13.7 Rights of Ultimate Consumer. Whenever Buyer is not the ultimate consumer of any Product, all rights, benefits, warranties, indemnities and remedies conferred upon Buyer by this Agreement shall accrue to, and are intended by the parties hereto for the express benefit of, such ultimate consumer of the Products as intended beneficiaries of this Agreement.

13.8 Limitation of Liability: EXCEPT AS OTHERWISE SPECIFIED IN THIS AGREEMENT, NEITHER PARTY SHALL UNDER ANY CIRCUMSTANCES BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES ARISING IN ANY WAY UNDER THIS AGREEMENT OR FROM DEFECTS IN OR USE OF THE PRODUCTS, AND UNDER ANY THEORY OF LIABILITY, EVEN IF SUCH PARTY IS INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED THAT THE FOREGOING SHALL NOT APPLY TO DAMAGES AWARDED IN THE CASE OF PERSONAL INJURY OR DEATH TO THE EXTENT SUCH DAMAGES CANNOT BE DISCLAIMED UNDER APPLICABLE LAW. To the extent permissible under law, in no event will either party’s liability in connection with the Products exceed the greater of [*] dollars or the amounts paid by Buyer to Seller under the applicable Product Order giving rise to such liability, whichever is greater.

13.9 No Construction against Drafter. The parties acknowledge that this Agreement and all the terms and conditions contained herein have been fully reviewed and negotiated by the parties and that each party has been represented by counsel. Having acknowledged the foregoing, the parties agree that any principle of construction or rule of law that provides that, in the event of any inconsistency or ambiguity, an agreement shall be construed against the drafter of the agreement shall have no application to the terms and conditions of this Agreement.

13.10 Conflict of Interest. Seller will not use any funds received under this Agreement for illegal or otherwise “improper” purposes related to purchases hereunder. Seller will not pay any commissions, fees or rebates to any employee of Buyer, nor favor any employee of Buyer with gifts or entertainment of significant cost or value, Buyer, or its representative, may audit the records of Seller pursuant Article 6 for the purpose of establishing compliance with this provision.

13.11 SMWBE Utilization.

13.11.1 Buyer recognizes the need for and the benefits of aiding and stimulating the growth of small disadvantaged and small women-owned business enterprises (“SMWBE”, as defined in Federal Acquisition Regulation [FAR] 52-219-8) and, consequently, has adopted a policy of promoting the use of such businesses as sources of supply. Seller agrees to aggressively and competitively increase the participation of

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

SMWBEs in the performance of its obligations under this provision. Seller’s SMWBE support under this provision may be satisfied through any one of the following association with SMWBEs, e.g., partnerships, joint ventures, subcontracts, purchase orders and/or other contractual arrangements. Buyer recognizes the need for and the benefits of aiding and stimulating the growth of small disadvantaged and small women-owned business enterprises (“SMWBE”, as defined in Federal Acquisition Regulation [FAR] 52-219-8) and, consequently, has adopted a policy of promoting the use of such businesses as sources of supply. Seller agrees to aggressively and competitively make best efforts to increase the participation of SMWBEs in the performance of its obligations under this provision. Seller’s SMWBE support under this provision may be satisfied through any one of the following associations with SMWBEs, e.g., partnerships, joint ventures, subcontracts, purchase orders and/or other contractual arrangements.

13.11.2 Seller understands that if Seller has proposed to Buyer that it will use SMWBEs in the performance of an order, such representation by Seller is a material factor, among others, for its selection by Buyer for an order award. Therefore, for Buyer to determine Seller’s compliance with its representation regarding its SMWBE utilization under the order, Seller agrees to comply with all reasonable reporting requirements requested by Buyer with respect thereto.

13.11.3 Seller grants to Buyer, during Seller’s business hours and upon reasonable notice, a right to audit Seller’s records from time to time for compliance with Seller’s SMWBE utilization plan and further agrees to make all such records available for Buyer inspection.

13.11.4 Buyer assumes no liability in connection with Seller’s selection and use of any subcontractors to perform its obligations under this Agreement, and the relationship of Seller and Buyer shall at all times remain that of independent contractors; however, Seller agrees that Buyer shall have the right, reasonably exercised, to reject in connection with Seller’s undertakings under this Article, any subcontractor Buyer deems to be unacceptable to satisfy Seller’s SMWBE utilization plan requirements.

13.11.5 Notwithstanding the foregoing, Buyer and Seller do not intend to create any interest in any third party by this requirement except to the extent as may be expressly provided herein.

13.12 Governing Law. This Agreement, and all the rights and duties of the parties arising from or relating in any way to the subject matter of this Agreement or the transaction(s) contemplated by it, shall be governed by, construed, and enforced in accordance with the laws of the State of New York without regard to the conflict of law principles thereof.

13.13 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement shall be binding upon the parties hereto and their permitted successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, through their authorized officers, effective as of the date first above written.

MCI WorldCom Network Services, Inc.

By:		By:

Printed Name:	Roy W. Beaver	Printed Name:	Charles R. Kenmore

Title:	Sr. Contract Adm.	Title:	President & CEO

Date:	November 12, 2004	Date:	November 12, 2004

Exhibit “A”

PRICING SCHEDULE

Appendix A
MCI Price List: EtherTone Product Family
Customer:	MCI
Date:	November 12, 2004
Version:	1

EtherEdge 4000

Product Number	Short Description	List Price	MCI Cost
EtherEdge 4000 System Cards (Generic)
641-310	System Controller Module	[*]	[*]
EtherEdge 4000 System Cards (Trunk)
645-110	GigE-1T (1 port Gigabit Ethernet Trunk Module - No GBIC)	[*]	[*]
645-310	DS3-3T (3 port DS3 Trunk Card Module)	[*]	[*]
645-320	4 x DS3-1T (4 ports DS3 VCAT Trunk Module)	[*]	[*]
645-410	OC3/STM1-1T IR (1 port OC3\STM1 Trunk Module)	[*]	[*]
645-430	OC3/STM1-1T SR (1 port OC3\STM1 Trunk Module)	[*]	[*]
645-420	2xOC3/STM1-1T SR (2 OC3\STM1 ports, one logical port trunk module)	[*]	[*]
645-510	OC12/STM4-1T IR (1 port OC3\STM1 Trunk Module)	[*]	[*]
645-530	OC12/STM4-1T SR (1 port OC3\STM1 Trunk Module)	[*]	[*]
645-540	2xOC12/STM4-1T (2 OC12/STM4 ports, one logical port trunk module, no SFPs)	[*]	[*]
EtherEdge 4000 System Cards (Subscriber)
646-110	10/100BT-8S (8 port 10/100BaseT Subscriber Module)	[*]	[*]
646-310	DS3-8S (8 port DS3 Subscriber Module)	[*]	[*]
646-320	ChDS3-1S (1 port Channelized DS3 Subscriber Module)	[*]	[*]
646-410	100FX-8S 2km (8 port 100BaseFX - MMF Subscriber Module)	[*]	[*]
646-420	100FX-8S 30km (8 port 100BaseFX - SMF Subscriber Module)	[*]	[*]
646-510	GigE-1S/T (1 port Gigabit Ethernet Trunk/Subscriber Module - No GBIC)	[*]	[*]
EtherEdge 4000 Chassis and Commons
641-130	EtherEdge Chassis	[*]	[*]
641-140	EtherEdge Fan Module	[*]	[*]
641-150	EtherEdge LP Chassis	[*]	[*]
641-160	EtherEdge LP Fan Module	[*]	[*]
641-170	EtherEdge LP AC Power Module	[*]	[*]
641-210	EtherEdge AC Power Module	[*]	[*]
641-230	EtherEdge DC Power Module	[*]	[*]
EtherEdge 4000 Bundle Pricing
641-110	EtherEdge Base System Kit (includes 1 chassis, 1 fan module)	[*]	[*]
641-120	EtherEdge LP Base System Kit (includes 1 LP chassis, Dual DC Power and 1 fan module)	[*]	[*]
EtherEdge 4000 Accessories (not discounted)
648-210	EtherEdge Subscriber / Trunk Blank Cover	[*]	[*]
648-230	EtherEdge System Controller Blank Cover	[*]	[*]
648-250	EtherEdge Power Supply Blank Cover	[*]	[*]
648-270	EE4000 RM-RM Crossover Cable Assembly 6 feet	[*]	[*]
648-290	EE4000 CN50 to 8xRJ45 Converter	[*]	[*]
648-300	EE4000 DS 3 Cable Assembly, Straight min-SMB to BNC, 12 feet	[*]	[*]
694-110	GBIC - 20km, single mode, 1310 nm	[*]	[*]

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

694-150	GBIC - 40km, single mode, 1550 nm	[*]	[*]
694-180	GBIC - 70km, single mode, 1550 nm	[*]	[*]
694-190	GBIC 1000BT	[*]	[*]
694-200	GBIC 1000BSX MMF	[*]	[*]
695-100	OC12/STM4 SFP, 20KM, SM, 1300nm	[*]	[*]
EtherEdge 4000 Software & Firmware
643-130	EtherEdge 4000 Release 1.5 Software	[*]	[*]
643-139	EtnerEdge 4000 Release 1.7 Software	[*]	[*]
643-141	EtherEdge 4000 Release 1.8 Software	[*]	[*]
643-142	EtherEdge 4000 Release 1.8 Software with User Manual	[*]	[*]
EtherEdge 4000 Documentation
CD1430	User Manual - EtherEdge 4000 Release 1.5	[*]	[*]
CD1437	User Manual - EtherEdge 4000 Release 1.7	[*]	[*]
CD1438	User Manual - EtherEdge 4000 Release 1.8	[*]	[*]

EtherReach 3000 Series

Product Number	Short Description	List Price	MCI Cost
EtherReach 3000 Hardware
632-310	EtherReach 3300m	[*]	[*]
632-320	EtherReach 3300o	[*]	[*]
632-330	EtherReach 3300e	[*]	[*]
EtherReach 3000 Accessories (not discounted)
638-110	ER3300 E1 -8xCC4B converter	[*]	[*]
638-120	DIN-DIN E1 Cable, 12 ft, 75 ohms coax	[*]	[*]
638-130	DIN-BNC E1 Cable, 12 ft, 75 ohms coax	[*]	[*]
EtherReach 3000 Software & Firmware
633-110	EtherReach 3300 Release 1.1 Software	[*]	[*]
633-120	EtherReach 3300 Release 1.2 Software	[*]	[*]
EtherReach 3000 Documentation
CD3110	User Manual - EtherReach 3300 Release 1.1	[*]	[*]
CD3120	User Manual - EtherReach 3300 Release 1.2	[*]	[*]

EtherReach 2000 Series

Product Number	Short Description	List Price	MCI Cost
EtherReach 2000 Hardware WITHOUT Bridged In Band Management Recommended for CPE
622-320	EtherReach 2200 (Ethernet to DS3) with US AC power cord	[*]	[*]
622-321	EtherReach 2200 (Ethernet to DS3) with China AC power cord	[*]	[*]
622-322	EtherReach 2200 (Ethernet to DS3) with UK AC power cord	[*]	[*]
622-323	EtherReach 2200 (Ethernet to DS3) with EU AC power cord	[*]	[*]
622-340	EtherReach 2108 (Ethernet to 8xDS1) with US AC power cord	[*]	[*]
622-345	EtherReach 2108e (Ethernet to 8xE1) with UK AC power cord	[*]	[*]
622-346	EtherReach 2108e (Ethernet to 8xE1) with EU AC power cord	[*]	[*]
622-347	EtherReach 2108e (Ethernet to 8xE1) with China power cord	[*]	[*]
622-350	EtherReach 2300 (Ethernet to 1xOC3) with US AC power cord	[*]	[*]

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

EtherReach 2000 Hardware WITH Bridged In Band Management Recommended for CO/POP
622-325	EtherReach 2200 (Ethernet to DS3) with bridged management support with US AC power cord	[*]	[*]
622-327	EtherReach 2200 (Ethernet to DS3) with bridged management support with UK AC power cord	[*]	[*]
622-328	EtherReach 2200 (Ethernet to DS3) with bridged management support with EU AC power cord	[*]	[*]
622-341	EtherReach 2108 (Ethernet to 8xDS1) with bridged management with US AC Power Cord	[*]	[*]
622-348	EtherReach 2108e (Ethernet to 8xE1) with bridged management (UK AC power cord)	[*]	[*]
622-349	EtherReach 2108e (Ethernet to 8xE1) with bridged management (EU AC power cord)	[*]	[*]
622-360	EtherReach 2300 (Ethernet to 1xOC3) with bridged management with US AC power cord	[*]	[*]
EtherReach 2000 Accessories (not discounted)
648-136	19” mounting tray for EtherReach 2000 Series	[*]	[*]
648-140	23” mounting tray for EtherReach 2000 Series	[*]	[*]
648-150	DC to DC converter for EtherReach 2000 Series	[*]	[*]
648-160	ER2108 CN50 to 8xRJ45 Converter	[*]	[*]
695-110	OC3/STM1 SFP, 20km, SM, 1300 nm	[*]	[*]
EtherReach 2000 Software & Firmware
623-115	EtherReach 2200 Release 1.3 Software	[*]	[*]
623-118	EtherReach 2200 Release 1.3 Software with User Manual	[*]	[*]
623-320	EtherReach 2108 Release 1.4 Software	[*]	[*]
623-410	EtherReach 2300 Release 1.4 Software	[*]	[*]
EtherReach 2000 Documentation
CD0130	User Manual - EtherReach 2200 Release 1.3	[*]	[*]
CD0320	User Manual - EtherReach 2108 Release 1.4	[*]	[*]
CD0410	User Manual - EtherReach 2300 Release 1.4	[*]	[*]

EtherView

Product Number	Short Description	List Price	MCI Cost

650-210	EtherView Release 1.1 (NT) managing 25 network elements	[*]	[*]
650-220	EtherView Release 1.1 (NT) managing 100 network elements	[*]	[*]
650-230	EtherView Release 1.1 (NT) managing 500 network elements	[*]	[*]
650-250	EtherView Release 1.1 (NT) managing unlimited network elements	[*]	[*]
Documentation
TBD	EtherView EMS Ris 2.0 Documentation	[*]	[*]

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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TABLE OF CONTENTS

SCHEDULE D SUPPORT

0.	EXECUTIVE SUMMARY	2

1.	DEFINITIONS	6~~5~~

2.	SKILL & EXPERTISE OF VENDOR & MCI’S STAFF	7~~6~~

3.	DESCRIPTION OF WORK	8~~7~~

4.	FAULT REPORTING AND RESOLUTION	13~~11~~

5.	DOCUMENTATION	23~~19~~

6.	SOFTWARE UPDATES AND REVISIONS	23~~30~~

7.	SUPPLY OF UPDATED HARDWARE	25~~21~~

8.	CHANGE CONTROL & BUILD CONTROL ARRANGEMENTS	25~~21~~

9.	PRICES	26~~22~~

10.	REPORTING & REVIEW MEETINGS	32~~27~~

11.	PERFORMANCE REQUIREMENTS (PR’S)	32~~27~~

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0.	EXECUTIVE SUMMARY

This Support Services Schedule sets out the obligations of Vendor to provide support for the Product supplied in MCI’s global telecommunications network and in the EQA Laboratory (hereinafter collectively referred to as “Network”). This Schedule also provides a high level template making it easier for MCI to select Service Levels which meet its customer needs with pre-determined support services at known costs. In summary, this modular format shall provide MCI an a la carte support level selection (Exhibit 1) at agreed volume pricing. (Tables 1 through 8.)

Vendor, unless otherwise set forth in the Country Specific Services Annex hereto, (the “CSSA”), shall support services available in accordance with the terms and conditions contained or referred to herein, for Vendor Products owned and operated by MCI.

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Before Real Time Operations
Service Description / Service Module	Phone Support: Answer Product related questions, Config Mangmt, Problem resolution.	Design Assistance / Development through Work- package	Installation
Module 00	3.2 & 3.3.1
Module 01		3.1 w/ Sch.1 price
Module 02			3.3.2

	Mandatory Services		Optional Services
Service Module	Phone Support: Answer Product related questions, Problem resolution, Assistance in config. mgment, change control & upgrades. Advice on ECN /PCN & provide Documentation.	Stocking of agreed Spares	Repair / Replacement of used site Spares	On-site Assistance, payable on use	First Line Support	Second Level Support	On-site Consultant	Disaster Recovery	Preventive Maintenance	Developments / Enhancements / Upgrades at agreed rates in GMPA (Pricing)
Module 10	3.1, 3.2.1, 3.3, 3.4, 6
Module 11		4.2.6
Module 12			Adv Replt. 4.2.2.1 & 9
Module 13			Rep/Return4.2.2.2 & 9
Module 14				4.2.3
Module 15					3.5
Module 16						4.6
Module 17							4.2.7
Module 18								4.2.4
Module 19									4.2.5
Module 20										4.2.8

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SELECTION OF SUPPORT SERVICES

Support services may be selected by MCI from the following modules.

Module 00:	Provides for phone support for test and implementation teams of MCI. This is a sub-set of Module 10. It is shown separately for clarification.

Module 01:	Provides for Network design assistance, developments etc.

Module 02:	Provides for selection of Installation services from Vendor should it be required depending on skills & expertise available in-house.

Module 10:	Provides for TAC support from Vendor. This module shall also provide the telephone support under module 00 during Acceptance Testing / installation / customer turn-ups (pre-operations support).

Module 11:	Provides for stocking & managing of spares by Vendor at MCI sites under a service charge program.

Module 12:	Provides for advance replacement of on-site used spares under agreed RMA procedures.

Module 13:	Provides for repair and return of defective spares under agreed RMA procedures.

Module 14:	Provides for emergency / scheduled on-site assistance of a skilled technician from Vendor which could be invoked even during testing and implementation.

Module 15:	Provides services of first line technician by Vendor that could be available as required. MCI groups who have no technical on-site technical staff to operate the Network may require this service.

Module 16:	Provides services of second level engineering support by Vendor. This service shall be required by MCI who have first level in-house trained technical staff to monitor, manage and control the Network but lack advanced engineering skills/expertise to perform more detailed diagnostics.

Module 17:	Provides services of an on-site consultant of the level of a senior engineer by Vendor. This service facilitate on the job training in diagnostics and in establishing diagnostics process.

Module 18:	Provides Vendor assistance during disaster recovery of a site.

Module 19:	Provides preventative maintenance service by Vendor.

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Module 20:	Provides services of Vendor for development / enhancement / upgrades in feature / functionality of the Product application Module 21:

Module 21:	Country Specific Service Annex

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1.	DEFINITIONS

“Acceptance Testing”: Testing phases of Vendor Products inclusive of SIT, ORT and NVT.

“CSC”: Customer Support Center: one or more designated centers established by MCI through which Customer requests and inquiries are received and addressed.

“EQA Laboratory”: Engineering Quality Assurance Laboratory. MCI’s test environment for testing and quality assurance of all Products before release for commercial deployment.

“FE”: Field Engineer.

“Firmware”: Software instructions set permanently in Read Only Memory (ROM) that are only able to be changed by replacing and returning the ROM chip that contains such information.

“FRU”: Field Replaceable Unit. Spare unit available in the field for replacement of failed unit.

“GNMC”: Global Network Management Center: Central environment which monitors, commands, controls and manages all elements of MCI’s Network on 7 x 24 basis.

“GPOP”: Global Point Of Presence: Location at which MCI’s main Network Equipment resides and provides trans-border connectivity. “Major Release”: A release of software that provides additional software features and/or functions. Major Releases are designated as a change in the ones digit of the software version number [(X).x.x.x].

“Maintenance Release”: A software release whose primary purpose is to fix Vendor software problems. New functionality is not included. Maintenance Releases are designated as a change in the hundreds digit of the software version number [x.x.(X).x].

“Minor Release”: An incremental release of Vendor’s Software that provides maintenance fixes and additional Software features. Minor releases are designates as a change in the tenths digit(s) of the Software version number [x.(X).x.x].

“Network”: The global physical communications network constructed by MCI to provide international communications services.

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“NMC”: Network Management Center. A center operated by MCI that monitors, manages and controls regional elements of the Network.

“NVT”: Network Verification Testing. An acceptance testing process undertaken by MCI to prove Network and systems integrity when Vendor Products are deployed in the Network.

“OA&M”: Operations, Administration and Maintenance.

“ORT”: Operations Readiness Testing. Acceptance testing process undertaken by MCI to verify and prove support and training procedures for work ordered under this Support Agreement.

“Patch”: (Insert BelCore definition.) Patches are designated as a change in the thousands digit of the software release [x.x.x.(X)].

“Product & Products”: means collectively, Equipment, its associated Software, Network Management Software with associated Hardware platforms used to monitor, manage and control, Vendor Equipment and associated Software in the Network. This definition encompasses Vendor supplied OEM Products, unless agreed otherwise.

“RMA”: Returned material authorization from Vendor.

“SIT”: System Integration Testing. Testing process undertaken by MCI to ensure that Vendor Products inter-operate with relevant Affiliate systems.

“TAC”: Technical Assistance Center: a Vendor-owned center accessible twenty-four (24) hours a day, seven days a week, including national, public and religious holidays, that can be reached via a designated telephone number with sufficient lines, which shall serve as MCI’s principal point of contact for ordering and directing the provision of services in support of the Network pursuant to this GMPA.

ANDA has no comments to Section 1- Definitions above.

2.	SKILL & EXPERTISE OF VENDOR & MCI’S STAFF

2.1	Vendor shall ensure that its staff is suitably trained, has sufficient experience and possess the skill levels to be competent to provide technical and operational support in respect to the Products. In particular, Vendor staff shall possess the skill and expertise to be capable of:

2.1.1	Resolving operational faults, either through telephone advice, login diagnostics and / or on-site attendance, including expertise both

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of Hardware to configure / re-configure the Equipment, associated Software to be able to provide a workaround, and knowledge of MCI Network topography to correct faults causing serious service loss or degradation of service;

Understood. ANDA Networks’ staff does possess the referenced expertise and will comply.

2.1.2	Sufficient competence and knowledge of all Software / Hardware upgrade procedures to be able to resolve faults under the circumstances;

ANDA will comply.

2.1.3	Sufficient knowledge of the Equipment interfaces to enable resolution of faults with the interfaces;

ANDA will comply.

2.1.4	Sufficient knowledge of the Products to refer the findings to the Product development / design team in Vendor organization and assist in proactive resolution of the fault by such reference, without undue delay;

ANDA will comply.

2.15	Adequate knowledge of the English language or local, in-country language to conduct the business via telephone or by on-site visit.

ANDA will comply.

3.	DESCRIPTION OF WORK

3.1	Design Assistance

MCI may require design assistance for the Network and / or may need Vendor to do some development for MCI to meet certain functionality requirements of its customers. Vendor shall agree with MCI through mutual negotiations on the scope and extent of the works and also on the price. MCI shall place an Order to Vendor through a work-package.

ANDA will comply.

3.2	Acceptance Testing

3.2.1

Vendor shall prepare the test methodology, specification and programs for all Acceptance Testing criteria required by MCI. Vendor shall submit these to MCI for approval at least 30 days prior to the first installation and Acceptance Testing date. MCI shall approve or reject any Acceptance criteria within 15 business days of receipt by MCI. Upon receipt of written reasons for

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rejection by MCI of any testing methodology, specification and program, Vendor shall make necessary alterations to rejected documentation, to meet MCI’s requirements, and resubmit the revised document for approval by MCI.

ANDA will comply.

3.2.2	Vendor shall provide telephone support to MCI test teams as required. Unless otherwise stated in the CSSA, response time to reported fault issues is one hour, and response time to other inquiries is five hours from the time of the request on an 24 hour/7 day basis.

ANDA will comply.

3.2.2.1	Vendor shall provide on-site assistance as required at agreed prices.

ANDA will comply.

3.2.3	Vendor shall be responsible during Acceptance Testing for the following activities:

3.2.3.1	Vendor shall attend meetings, by most efficient means, as agreed by both parties (e.g., conference call) on progress of SIT and NVT to track and resolve issues arising out of SIT / NVT.

ANDA will comply.

3.2.3.2	Vendor shall develop a Patch or workaround to correct the problem, and shall regression test the Patch.

ANDA will comply.

3.2.3.3	Unless otherwise set forth in the CSSA, Vendor shall provide the Software command, workaround or Software Patch electronically to MCI to fix the problem within 24 hours along with the applicable installation procedures.

ANDA will comply.

3.2.3.4	Vendor shall confirm that any subsequent code release shall contain the tested patch, used to temporarily correct the reported problem.

ANDA will comply.

3.3	Installation

3.3.1	Installation by MCI

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MCI may itself install Products at Network or customer sites.

3.3.1.1	Vendor shall provide telephone support to MCI implementation teams, as requested, including advice on configuration of Products, commissioning, during customer turn-up, testing and documentation, etc.

ANDA will comply.

3.3.1.2	Response time to reported fault issues shall be one hour, and response time to other inquiries shall not exceed three hours from the time of the request, unless otherwise set forth in the applicable Product/Country Annex.

ANDA will comply.

3.3.2	Installation by Vendor

Vendor shall install Products as required by MCI’s Order at any site worldwide, at pre-negotiated agreed prices. Vendor shall provide standard installation documentation detailing steps in the installation process with checks and measurable set of readings, which MCI may use during Acceptance Testing. Vendor shall provide a complete set of site-specific drawings for the installation including drawings for local wiring and cabling that shall be separately quoted on a case-by-case basis.

ANDA will comply per conditions stipulated in relevant CSSA.

3.4	Operations

Levels of technical support required to maintain the Network are described as follows.

3.4.1	First Line - MCI on-site technicians

MCI’s personnel at each operational site (“First Line”) perform functions such as replace field units, under the direction of MCI First and Second Level (described below.) First Line engineers are responsible for receipt of field spares from Vendor and dispatch of suspect units back to Vendor.

ANDA understands.

3.4.2	First Level - Operations Technical Support

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The First Level support organization, also known as real time operational support, consists of technical support personnel responsible to monitor, manage and control Network Products usually located at multiple sites. First Level either initiates remedial action on a reported problem from CSC’s or upon observing an alarm during monitoring the Network using network management tools. First Level shall make the first attempt to isolate and resolve problems, initiate trouble reports, and act as the support coordinators for escalation of the problem to second level with the problem description. First Level is responsible for gathering problem information, running diagnostics, seeking assistance from First Line on-site staff, and localizing faults to correct the problem and restore service. First Level also maintains problem documentation and monitors the progress of Vendor provided on-site support.

ANDA understands and has priced TAC services with the understanding that all requests for TAC services will come to ANDA having first been escalated through MCI’s First and Second level support organization.

3.4.3	Second Level - Engineering Technical Support

Second Level engineering organizations, also known as elapsed time operational engineering support, are ultimately responsible for their respective applications platforms. They are responsible for the further screening of the problem, more detailed diagnostics, escalation, and routing to the appropriate Third Level support organization. Second Level is MCI’s interface to Vendor for all problems escalated from First Level, and by them to Third Level. They are also responsible for:

•	Maintaining a file on trouble reports;

•	Work problems as assigned;

•	Act as liaison between Vendor and the EQA Laboratory;

•	Test and distribute system modification procedures;

•	Coordinate scheduling of hardware modifications, configuration changes and upgrades;

•	Make recommendations on field operations and traffic performance issues;

•	Drive escalations as the situations warrant;

•	Flag trend-setting problems;

•	Resolve all Priority 1 (service effecting) problems within 2 hours or escalate and work with Third Level for the earliest resolution;

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•	Resolve all Priority 2 (potentially service effecting) problems within 4 hours or escalate and work with Third Level for the earliest resolution

•	Follow-up on problems for permanent resolution.

ANDA understands and has priced TAC services with the understanding that all requests for TAC services will come to ANDA having first been escalated through MCI’s First and Second level support organization.

3.4.4	Third Level - Vendor TAC

On receipt of the report the single point of contact (identified in the CSSA for each country separately) in Vendor’s Third Level organization handles higher-level problems reported by MCI. Depending on the agreed escalation procedures TAC undertakes automatic escalations within Vendor organization for resolution to reported problems. Typically, Vendor TAC shall provide functions under third level support including, but not limited to, the following:

•	Assignment of a trouble ticket number for each technical inquiry

•	Answer Product related technical questions;

•	Log and trace reported problems and resolve issues by use of known fault databases;

•

Simulate specific configurations either by use of captive models, lab emulation of reported problem by remote access to the Network, or by consultation with Vendor’s Product development / design staff;

•	Devise workarounds and provide these as temporary solutions;

•	Bug fixing;

•	Coordinate with MCI for Hardware swap /repair;

•	Arrange field dispatches as agreed and authorized by MCI;

•	Return to service using work-around in event of a Software failure and advice to verify new builds or maintenance releases of Hardware and Software;

•	Provide direct access to product design and development engineers in Vendor’s organization;

•	Provide performance reports and statistics.

Vendor shall provide such written reports as MCI may request on the findings, recommendations, and corrections suggested for a reported problem.

ANDA will comply.

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3.5	First Line Support Contracted Services

MCI may require contracts with Vendor for First Line, on-site technician support at agreed prices and schedules. This support may be contracted according to Table 3.

MCI has choice of using rates and terms specified either in Table 2 or Table 3 for these services per relevant CSSA.

3.6	Second Level Engineering Support Contracted Services

Contracts with Vendor for Second Level engineering technical support may be requested and entered according to Table 3.

MCI can use has choice of using rates and terms specified either in Table 2 or Table 4 for these services per relevant CSSA.

4.	FAULT REPORTING AND RESOLUTION

4.1	Fault Reporting Procedures

4.1.1	Vendor shall provide MCI with access 7x24 to Vendor’s TAC pursuant to MCI’s requirements. In the event that a fault is found by MCI and requires escalation to Vendor, MCI shall register the fault with Vendor, who shall allocate a unique trouble ticket number for the purpose of tracking of fault at a later time. Vendor shall provide telephone assistance through knowledgeable, experienced staff who shall perform detailed fault analysis of the problem related to the provided Products, and use their expertise in fault localization to provide recommendations on resolution to MCI or apply corrections to resolve a reported problem under advice to MCI.

ANDA will comply.

4.1.2	Fault Report Format

The format of the fault report shall include at a minimum: the category of fault, date & time of fault report raised, description of problem, a summary field to provide information of MCI reported findings.

ANDA will comply.

4.1.3	Clearance of fault report

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MCI and Vendor will close trouble tickets after joint resolution. MCI may give a fault clearance number for ease of tracking and verification.

ANDA will comply.

4.1.4	Categories of fault reports

Fault reports shall classify the faults as detailed below. MCI shall, in coordination with Vendor, determine the prioritization of the fault, and shall have the right, with concurrence from Vendor, to revise any such prioritization at any time as circumstances dictate.

ANDA will comply.

4.1.4.1	Priority 1 or Critical - Service Affecting

4.1.4.1.1	Definition. This category describes a Product fault causing loss of service that severely impacts customer service and cannot be overcome. Such fault causes a major outage of services to customers due to Product malfunction in the Network or due to failure of the Network management system (“NMS”), severely affecting GNMC or NMC’s capability to manage the Network.

Understood.

4.1.4.1.2	Response. The fault shall require initial problem analysis by Vendor’s TAC within 30 minutes of MCI’s initial call, except as otherwise may be provided in the CSSA.

ANDA will comply.

4.1.4.1.3

Restoration time for acceptable level of service. Vendor shall work undertake best efforts to assist MCI in restoring service to an acceptable level not to exceed 12 hours of MCI’s initial call, except as may be otherwise provided in the CSSA. Vendor shall provide a final resolution by Hardware or Software or both for a reported problem within 45 days for Priority 1 faults unless otherwise agreed. For restoration of service, a temporary correction may be applied by

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Vendor, with the knowledge of, and consent by, MCI for such correction.

ANDA will comply.

4.1.4.2	Priority 2 or Major - Potentially Service Affecting

4.1.4.2.1	Definition. This category describes a Product fault that partially seriously interrupts or impairs Network service that impacts customer service, or degrades performance of the Network or customer service and cannot be overcome.

Understood.

4.1.4.2.2	Response. The fault requires initial problem identification by Vendor’s TAC and the reporting of the same to MCI within 1 hour of MCI’s initial call, except as may be otherwise provided in the CSSA.

ANDA will comply.

4.1.4.2.3	Restoration time for acceptable level of service. Vendor shall undertake best efforts to assist MCI in restore service to an acceptable level within the timeframe set forth in the applicable CCSA Vendor shall provide final resolution / permanent cure within 90 days for a Priority 2 condition, unless otherwise agreed.

ANDA will comply.

4.1.4.2.4	Means of restoration. Vendor shall provide restoration of service to an acceptable level that may be achieved by an advice to MCI on a Software command, by a workaround or a Software Patch. For restoration of service a temporary correction may be applied by Vendor, with the knowledge of and advice to MCI of such correction.

ANDA will comply.

4.1.4.3	Priority 3 or Minor - Non-Service Affecting

4.1.4.3.1	Definition. This category describes a Product fault that occurs occasionally but

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can be overcome with minimal interruption to service.

Understood.

4.1.4.3.2	Response. This category of fault, when reported to Vendor within normal business hours of Vendor TAC center, shall require initial problem identification by Vendor and reporting of the same to MCI by the next working day.

ANDA will comply.

4.1.4.3.3	Restoration time for acceptable level of service. Vendor shall make reasonable efforts to provide temporary resolution for such faults within 14 days or as provided for within applicable CSSA Final resolution / permanent cure shall be achieved through the next release of Software.

ANDA will make best effort to comply. Refer to applicable CSSA for committed Service Level Targets.

4.1.4.3.4	Means of restoration. The restoration of service to an acceptable level may be by way of an advice to MCI on a Software command, a work around or a Software patch.

ANDA will make best efforts to comply. Refer to applicable CSSA for committed Service Level Targets.

4.1.5	Escalation

4.1.5.1	Vendor shall operate appropriate and clearly defined escalation procedures within its organization, at the timelines below.

•	Design and development;

•	Order handling and management;

•	Supply and installation;

•	Support and maintenance;

•	Failure to meet response times;

•	Failure to meet restoration times.

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[Note: requests clarification as to this Section and how the above bullets relate to the below levels of escalation.]

TIME	VENDOR’S MANAGEMENT	MCI MANAGEMENT
[*]	Problem Manager	(MCI to provide)
[*]	Next Svc Lvl Mgr (District/Acct)
[*]	Next Svc Lvl Mgr (Area/Regional)
[*]	Next Svc Lvl Mgr (VP)

All hours mentioned above subject to country specific variations defined in the CSSA.

ANDA’s escalation procedures, and timelines for those, vary according to Problem Classification and priority level established. Refer to Table 6 of applicable CSSA.

4.1.6	The Parties shall provide each other with escalation route(s) and escalation process information

ANDA’s initial contact point for customer open problem escalation is through TAC. An escalation process and corresponding notifications then occur internally within ANDA as per Table 6 of the CSSA. MCI may at any time during escalation process for a given open problem request contact with relevent ANDA individual/manager through TAC at appropriate point in escalation process.

4.2	Operational Support

Vendor shall provide operational support to MCI on a 7x24x365 basis, including weekends and all holidays, via a single telephone number to be designated in the CSSA. Vendor may respond to the initial call for support by an automated telephone service. Subsequent telephone calls for the same service or problem shall be responded to by a human operator. Vendor shall provide the following support:

4.2.1	TAC

4.2.1.1	Vendor shall respond to MCI’s support requests in accordance with the response times set forth in Section 4.1.4 hereof.

ANDA will comply.

4.2.1.2	Remote Diagnostics

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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MCI shall provide Vendor with secure access to such communications equipment as reasonably necessary to establish a data link with Vendor for use in remote diagnosis and maintenance of the Equipment.

Understood; ANDA will comply.

4.2.1.3	Informational Database / Bulletin Board

Vendor shall provide MCI regularly with information about known problems, symptoms and solutions; bugs / fixes / Patches; technical tips; and other information helpful in the support of the Products and shall establish a website or dial up bulletin board for distribution of the information.

ANDA will comply.

4.2.2	Repair / Replacement of used spares

4.2.2.1	Advance Replacement of used spares service (Option1). (ANDA and MCI have agreed that that MCI will stock spares within the CSSA for NA. This option does not apply within the CSSA covering NA region).

4.2.2.1.1	When requested, Vendor shall airship an advance replacement for defective Hardware to MCI designated sites within 24 hours of the request. Within the European Union, delivery time “next business” day, may be offered under agreed RMA procedures to be set forth in the CSSA.

(ANDA and MCI have agreed that that MCI will stock spares within the CSSA for NA. This option does not apply within the CSSA covering NA region).

4.2.2.1.2	Unless otherwise agreed in a Product/Country Annex hereto, the faulty Hardware taken out of the Network shall be returned by MCI to Vendor within 44 working days after the arrival of the spare unit, using the received packing material, unless otherwise set forth in a Product/Country Annex. Vendor

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(ANDA and MCI have agreed that that MCI will stock spares within the CSSA for NA. This option does not apply within the CSSA covering NA region).

4.2.2.1.3	The suspect unit returned by MCI shall Vendor become Vendor’s property in exchange for the advance-replaced unit supplied by Vendor.

(ANDA and MCI have agreed that that MCI will stock spares within the CSSA for NA. This option does not apply within the CSSA covering NA region).

4.2.2.2	Repair & Return of suspect spares service (Option 2).

4.2.2.2.1	The unit suspected to be defective shall be sent to Vendor under an agreed RMA process. Unless otherwise set forth in a Product/Country Annex, Vendor shall repair and send the unit back within 21 calendar days of the receipt of the suspect unit.

ANDA will comply.

4.2.2.2.2	In the event that a unit is defective and cannot be repaired, Vendor shall advise MCI on the determination. In the event no fault can be detected, the suspect unit shall be sent back marked as “No Fault Found” to MCI. If “No Fault Found” returns exceed 25% of total returns additional charges may apply, based upon mutual agreement in writing.

ANDA will comply.

4.2.3	On-site dispatch

Vendor shall provide, as needed, on-site support, when both TAC, and First Line support fail to resolve a reported problem Vendor shall provide on-site support as follows.

4.2.3.1	For Priority 1 and Priority 2 requests, Vendor shall dispatch a qualified field engineer from the nearest in-

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country support center, with response to site of 12 (twelve) hours from the time of request using commercially available transportation means. When Vendor has to dispatch a field engineer from out-of-country for emergency assistance, the FE shall leave for the site within 2 hours of the request or on the first available commercial flight.

ANDA will comply based on provisions stipulated within appropriate CSSA.

4.2.3.2	GNMC or NMC shall set-up a maintenance window and schedule with TAC for dispatches of a field engineer.

ANDA will comply.

4.2.3.3	Vendor’s FE shall carry equipment necessary for diagnose and resolve the problem.

ANDA will comply.

4.2.4	Disaster Recovery

Vendor agrees to provide to MCI a disaster recovery services as set forth in Exhibit      of this Schedule.

ANDA will provide referenced Exhibit to MCI shortly.

4.2.5	Preventive Maintenance (“PM”).

Vendor shall propose recommended PM schedules for Equipment purchased. These PM tasks shall be set forth in the CSSA and shall include periodic tasks, tests and typical measurements, including but not limited to the following:

4.2.5.1	All moving parts in Hardware are cleaned, aligned, and lubricated at regular recommended intervals for optimal performance / efficiency and air filters are cleaned or changed per specification.

ANDA will comply.

4.2.5.2	Network Hardware and Software elements are examined for currency of revision levels, signs of overheating of any of the components, checking of

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proper grounding of the equipment chassis, and any other normal maintenance activities.

ANDA will comply.

4.2.5.3	Checking of installed Products per test procedures to ensure performance in conformance with the Vendor’s technical specifications related to Network operational parameters.

ANDA will comply.

4.2.6	Spares

4.2.6.1	Vendor shall make available to MCI repair parts for a ten (10) year period. Vendor shall give one (1) year prior notice to MCI in the event Vendor shall be unable to supply such parts or obtain another source supply for MCI in accordance with this Support Agreement.

ANDA will comply.

4.2.6.2	MCI Planning shall determine together with Vendor the complement of spares required to effectively carry out support of Vendor’ Products in the Network. Vendor shall stock spares at each Affiliate site, to be available to replace a suspect hardware-causing Network fault if Option (a) of Section 9.3 of this exhibit is available and purchased.

ANDA understands.

4.2.6.3	For MCI Planning to monitor, control and recommend optimum level of spares for MCI Network, Vendor agrees to provide to MCI Planning actual quarterly updates on MTBF data and statistics from its Central Repair Center on the total population of Vendor circuit boards / FRUs in use.

ANDA will comply.

4.2.6.4

Vendor and MCI shall jointly work to ensure compatibility of the spares and the replacement Products with the Products in the Network, which shall be at the most current agreed revision level. Vendor and MCI shall work together in good faith to agree on a program to update spares and inventory stock should, or, as the requirement for such a program occurs. When a difference in revision level exists between the on-site spares and that of the Hardware revision level in the Network that results in a variance of form fit or function,

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Vendor, under advice to MCI (without a request for replacement from MCI), shall work through MCI to dispatch updated parts to replace older version of parts.

ANDA does not comply. ANDA and MCI have agreed that MCI will purchase, stock, and manage its own spares inventory within the CSSA for NA region.

4.2.6.5	Vendor shall pre-test any Products before dispatch to eliminate chances of Products being dead on arrival (DOA). Vendor agrees to replace all DOA’s under advance replacement procedure without any additional charge or cost to MCI.

ANDA will comply.

4.2.6.6	Vendor agrees that if for reasons of MTBF of some units or for inability of its distributor / agent to make the spares available within PR’s set forth in Table 5 below, a re-evaluation of spares to be stocked shall be carried out. Spares stocking at MCI sites and with Vendor’s distributors / agents shall be updated to meet spares requirements adequately. Charges, if any, for additional stocking of spares at MCI sites shall be invoiced upon shipment.

ANDA does not comply. ANDA and MCI have agreed that MCI will purchase, stock, and manage its own spares inventory within the CSSA for NA region.

4.2.7	On-site Consultant.

On request, Vendor shall provide consultant level on-site support at MCI’s specified site location to assist MCI staff in setting up TAC, Helpdesk, and Repair Center procedures. The consultant shall be a senior level Product Engineer, knowledgeable of Products / documentation, experienced in trouble shooting, skilled in fault localization / identification / resolution.

ANDA will comply based on provisions stipulated within appropriate CSSA.

4.2.8	Enhancements / Developments.

MCI may request enhancements in functionality, and / or feature additions to Products for improvements in service delivery to customers. Formal requests for such enhancements / developments shall be made by MCI to Vendor in writing. After mutual agreement on requirement specifications, deliverables,

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schedules, prices, and place of delivery, a proposal for such request shall be confirmed in writing.

ANDA will comply.

4.3	Project plan for availability of services.

If support services are not available, or are partially available, at MCI’s locations, Vendor shall provide a schedule to make them so.

ANDA is capable of providing all services requested in Schedule D within North America for the pricing identified within that CSSA. Similar services will be available for the European and AsiaPac regions; target timeframe for launch of these services is late Q1 or early Q2 of 2005. For a current listing of ANDA’s service and support offerings, visit our website at ‘www.andanetworks.com/support’.

5.	DOCUMENTATION

5.1	Vendor shall to provide MCI all such documentation necessary to install, operate, and support Products at no additional cost to MCI. Such documentation shall include, but not be limited to: installation, operation and maintenance manuals; engineering documentation, Product specifications, acceptance test/plan procedures, Product support documentation, and recommended spare parts listing. Such documentation shall be provided in CD format.

ANDA will comply.

5.2	Along with any Product upgrade, Vendor shall make available updated documentation to MCI.

ANDA will comply.

6.	SOFTWARE UPDATES AND REVISIONS

6.1	Vendor shall maintain Software for the latest release certified by EQA (N) and the two Major Releases immediately proceeding. Software maintenance shall include Point Releases, Maintenance Releases, and Patches at no charge unless the Parties agree otherwise.

ANDA will maintain Software for the latest GA-released Major-level software released by ANDA and one Major Release level immediately proceeding the currently released and GA’ed software release.

6.2	Vendor shall advise MCI in advance of the details of resources required and such pre-requisites as firmware changes, expected service down time, etc. Vendor shall also describe to MCI support manager any identified risks in provision of Software updates and revisions, in an agreed manner.

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Such information shall help MCI schedule a maintenance window with its customers to facilitate implementation with minimum risk to customer service.

ANDA will comply.

6.2.1	Vendor shall provide Software releases via remote means.

ANDA will comply.

6.3	Software Release Requirements

6.3.1	Vendor shall ensure that all Software releases possess the following characteristics:

6.3.1.1	Provide all Patches developed by Vendor for N regardless of whether or not identified in advance by MCI.

ANDA will make available all patch level software revisions to MCI as available.

6.3.1.2	Mutually agreed on schedule of Product upgrades;

ANDA will comply.

6.3.1.3	Scheduled to minimize the volume of Patch deliveries by bundling into Point Releases;

ANDA will comply.

6.3.1.4	Provide advance warning of at least 6 (six) months of any major Software releases likely to affect MCI services that interface either directly or indirectly to the real time restoration capability of the Network; Release a documented rollout procedure and rollback procedure. The rollback procedure is required to provide a path for exiting the process safely and returning to original status in the event of a problem;

ANDA will comply.

6.3.1.5	Demonstrates that all Software releases have been adequately regression tested by making available to AQE, test philosophy, test cases and test results;

ANDA will comply.

6.3.1.6	Provides reasonable time to MCI to enable adequate testing of Software releases

ANDA will comply.

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6.3.1.7	Provides continuous current information through release notes (“RN”) to demonstrate the effectiveness of Patches. RN’s shall be shown in English and detail problems known, fixed and outstanding in Software, Firmware, and Hardware.

ANDA will comply.

7.	SUPPLY OF UPDATED HARDWARE

7.1	Replacement parts under this GMPA supplied by Vendor shall be new or functionally equivalent to new, and not have gone through more than three repair cycles. The replacement parts shall be at the latest-agreed Product revision level.

ANDA will comply.

7.2	Where Vendor supplies any Hardware modification, Vendor shall carry out testing of the updated Hardware, under provocative conditions before dispatch to MCI.

ANDA will comply.

7.3	Modifications to Hardware in the Network shall be scheduled after agreement with MCI, at times mutually convenient, to minimize disruption of service to MCI’s customers.

ANDA will comply.

8.	CHANGE CONTROL & BUILD CONTROL ARRANGEMENTS

8.1	Change Control

Vendor shall comply with change control requirements of Telcordia document GR209.

ANDA will comply.

8.1.1	When changes on Products are mandatory for safety and / or regulatory reasons, Vendor shall promptly notify MCI to schedule retrofit or of fee Product supplied by Vendor. Vendor shall make any such changes at their own expense.

ANDA complies conditionally subject to the following: In the case where vendor delivers product to MCI that violates regulatory and/or safety regulations existing at the time of delivery of Product(s) – then ANDA agrees to accept reasonable charges associated with any changes required as a direct result of requirements to redress those issues.

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8.1.2	Vendor shall neither make nor incorporate any change to the Product that affects form, fit, function, interface, or interchangeability, or deviates from the configuration, without prior express written approval of MCI.

ANDA will comply.

8.2	Software Build Control

Vendor shall maintain a record of Software releases and Patches, to include information concerning implementation date and purpose and Software release compatibility.

ANDA will comply.

9.	PRICES

The Vendor shall provide pricing unbundled into individual Support Services elements set forth in Tables 1 through 8 together and per conditions stipulated both within this Schedule D, and Schedules D-1, D-2, D-3, and D-4 attached hereto, and also made a part of the CSSA for North American region.

9.1	Installation.

Installation price for Vendor Products will be agreed at a rate based on a specific Product per location basis. Installation shall be requested through a Statement Of Work (“SOW”) on a case-by-case basis. Additional work during installation, if required, shall be requested in writing by the local MCI representative and approved through appropriate MCI channels before proceeding. A copy of the SOW, with changes, shall be submitted by the Vendor for to assist in payment.

ANDA will comply.

9.2	TAC/Help Desk.

The annual charge for unlimited service calls by the MCI staff to Vendor’s Help Desk / TAC for answering Product related technical questions, telephonic / remote log-in diagnostics, bug fixing, provision of Software upgrades and for cure (permanent fix) of reported problems, including network management Software installed at monitor, command and control centers. The charge for TAC/Helpdesk can be agreed for any of MCI sites on a per Product per country basis.

9.2.1	There shall be no charge for TAC service for the warranty period of the deployed Products. Outside of the warranty period the service

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shall be at the standard Vendor price, unless otherwise set forth in a Country Specific Support Annex attached hereto or made part of this Exhibit, as mutually agreed by both parties. The Vendor further agrees to a volume discount as in the Table 1 attached and a CAP (maximum limit to the charge for this service).

ANDA has provided the pricing model and associated terms for these services within the specific CSSA. Volume discounts are included; a limited term pricing discount structure for Service and Support is also provided within the relevant CSSA.

9.2.2	Emergency and non-emergency TAC. The Vendor shall separate and price TAC capabilities in “Emergency” and “Non-emergency” categories. Emergency capabilities will include response to MCI network disaster recovery efforts and network “Priority 1” or “Critical” loss of service that severely impacts customer service and cannot be overcome by MCI personnel, network problems. Non-emergency capabilities will include response to “Priority 2” or “Major”, potentially service affecting, and “Priority 3” or ‘Minor”, non-service affecting, network problems. MCI and Vendor agree that Priority2 or “Major” and Priority 3, or “Minor” can be escalated to Priority 1 or “Critical” status with mutual agreement between MCI and Vendor. Vendor charges for TAC service to MCI will reflect highest level of TAC delivered for each case.

Pricing and associated terms for services available are included within the relevant CSSA.

9.3	Spares.

MCI shall have the options of:

(a) The spares shall be stocked & maintained by the Vendor at Affiliate the MCI sites at an annual service charge.

ANDA does not currently offer this service/option.

(b) Or, the ILLEGIBLE and managed through a ILLEGIBLE and from the Vendor. ILLEGIBLE.

ANDA and M ILLEGIBLE

Unless otherwise set forth in Country Specific Support Annex, the charge to MCI for Option A (a) for the spares and Advance Replacement during warranty period and out of warranty period shall be a percentage of the price of the Installed Base of the spares at site calculated at price of hardware to MCI. This charge, including Help Desk / TAC charge, for spares shall be payable in advance and invoiced with Help Desk / TAC charge on a quarterly basis. The charge to MCI for Option (b) for Advance Replacement during warranty period and out of warranty period is calculated on MTBF data. This

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charge, including Help Desk / TAC charge shall be payable in advance and invoiced on a quarterly basis.

ANDA will provide Advanced Replacement Unit services on a basis identified within the relevant CSSA.

9.4	Advance Replacement of Site used Spares.

There shall be no additional charge for Advance Replacement of used on-site spares.

ANDA’s ARU service as identified within the relevant CSSA, is applicable to ANDA products that have been confirmed to have failed or have been determined to be faulty, consistent with either the terms of ANDA’s Standard Warranty or the terms specified within the relevant CSSA. In either case, that service does not cover replacement of non-faulty (ie: used but working spares) equipment. Replacement of non-failed Spares for whatever reason would incur charges by ANDA on a fee-per-service basis.

9.4.1	The Vendor shall provide a declaration for custom authorities, while shipping Advance Replacement to MCI site(s) from out of country location. The letter shall provide description of hardware, unit name and a declaration that the unit is for replacement of a failed unit, which shall be shipped out of the country as “even exchange” after the replacement unit is installed.

ANDA will comply.

9.4.2	If for some reason custom duty or other taxes are levied during shipping of replacement hardware, the Vendor shall invoice MCI for the actual amount, with the supporting documents. MCI agrees to pay all such invoices.

ANDA agrees.

9.4.3	Shipping charge for advance replacements dispatched by the Vendor through a courier shall be shared equally between the parties, which the Vendor shall invoice to MCI with adequate details of date, requesting person’s name / location, ship to site for payment.

ANDA will comply.

9.4.4	Should MCI fail to return the failed unit in accordance with the timeframe set forth in the applicable Country Specific Support Annex, MCI will be invoiced for the replacement at then current discounted Prices.

ANDA will comply.

9.5	Repair & Return.

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When repair and return service for suspect units is agreed, the charges for repair of the hardware, as in Condition 9.5.1 and 9.5.2 below shall apply on a case-by-case basis.

ANDA will comply.

9.5.1	There shall be [*] to MCI for repair and return during warranty.

ANDA’s Standard hardware Warranty period is 1-year from date of shipment of product. ANDA will comply. Refer to Schedule D-3 within relevant CSSA for service specifications and to Table 8 for pricing for this service.

9.5.2	The charge to MCI for repair and return out of warranty Hardware shall be based upon Time and Materials used in the repair of the defective Hardware and shall not exceed the original purchase price of the Hardware.

ANDA will comply. Refer to Table 8 for pricing for this service when required.

9.5.3	The charge for shipping shall be borne by the sending party.

ANDA will comply.

9.5.4	Invoices for Hardware returned by Vendor shall be delivered no later than [*] after date of shipment.

ANDA will comply.

9.6	On-site Assistance.

MCI agrees to T & M rates as in Table 2 attached and made a part of each Country Specific Support Annex, for emergency on-site assistance through the dispatch of FE. The Vendor shall invoice MCI for this service only when authorized by the MCI GNMC / NMC for on-site assistance. The rates in the Table can either be agreed for any of MCI sites globally or country by country

ANDA will comply.

9.6.1	MCI may also arrange scheduled call outs of a field engineer with prior notice of 5 (Five) working days. The charges for schedule visits shall be set forth in the applicable Country Specific Support Annex and follow the pricing concept set forth below:

9.6.1.1	[*] of the emergency call-out hourly rate.

If other than contracted coverage (Table-3), pricing, services offered, and terms available will be as per Table 2 within relevant CSSA will apply.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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9.6.1.2	Plus travel time applicable at 100% of the emergency rate for on-site hourly rate for both emergency and scheduled call-outs.

Pricing and terms for this service available per Table 2 within relevant CSSA will apply.

9.6.1.3	Plus travel and living expense for the FE at MCI standard rates, where applicable. Air travel, when required for call-outs, shall be applicable. Living expenses shall be applicable, when overnight stay during call-outs is considered essential by the MCIGNMC / NMC and authorized.

Agreed. Rates and terms per Table 2 within relevant CSSA will apply.

9.6.2	Alternatively, MCI may agree to put some sites under standard, intermediate or full on-site cover. The agreed rates for dispatch, with four (4) hours response to site are as in Table 3, attached to each applicable Country Specific Support Annex.

Pricing and terms for this service available per Table 3 within relevant CSSA will apply.

9.7	Preventive maintenance.

Preventive maintenance, when requested, shall be scheduled and chargeable at agreed T & M rates as described in Table-2.

9.8	Disaster Recovery.

The Vendor shall charge MCI for actual charges associated with the preparation of and in the execution of disaster recovery services under the agreed plan. As a general guidance, the charges for the time of FE’s to complete the task shall be at agreed emergency T & M rates as described in Table- 2.

ANDA will comply.

9.9	First Line - On-site technicians.

The prices for first line technician at Affiliate the MCI site are set forth in the applicable Country Specific Support Annex agreed for:

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9.9.1	For 8*5, normal business hours Monday to Friday;

9.9.2	For 16*6, 6 AM to 10 PM, Monday to Saturday;

9.9.3	For 7/24, 365 days a year including weekends & holidays.

(The Vendor shall provide prices by Country / Region in the applicable Country Specific Support Annex with response times set forth in section 3.1 of this Schedule.)

Refer to pricing, service definition, availability, and terms per Tables 2 or 3 as required.

9.10	Second Level - Engineering Technical Support.

For the Vendor to provide second level support to MCI, when such service is contracted, the price shall be agreed either as percentage of MCI purchase price of the deployment covered or based on the work-load assessed to provide such service.

Refer to pricing, service definition, availability, and terms per Table 7 in relevant CSSA.

9.11	On-site Consultant.

Price for on-site consultant for a period of 3, 6 and 12 months is agreed as in Table 4 of each Country Specific Support Annex.

Refer to pricing, service definition, availability, and terms per Table 4 of relevant CSSA.

9.12	Service ordering.

9.12.1	Elements of support services such as installation, on-site support during installation / testing, on-site consultant support, training, on-site dispatch under T & M and developments / enhancements shall be requested through Work-packages.

ANDA understands.

9.12.2	TAC / Help Desk with advance replacement of parts, ownership / management of spares; are mandatory services, which shall be ordered by MCI through the issue of a Purchase Order (P.O.) or a P.O. number.

ANDA understands.

9.13	Taxes.

Prices are exclusive of local taxes.

ANDA understands.

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10.	REPORTING & REVIEW MEETINGS.

10.1	Reporting

10.1.1	Vendor shall provide MCI with periodic (up to monthly) performance reporting, according to the Performance Matrix, Table 5. Such reports shall be delivered to designated MCI representative(s) in an easy to use format (e.g., Microsoft Office), and shall include, but not be limited to:

10.1.1.1	Mean Time Between Failure (MTBF);

10.1.1.2	Mean Time To Repair (MTTR);

10.1.1.3	Average response and restoration times;

10.1.1.4	Individual Support Element usage statistics, e.g. Product Support requests, Implementation Support requests, TAC, Spares Replacement, on-site Field dispatches etc;

10.1.1.5	Post-mortem reports.

ANDA will comply.

10.2	Review Meetings

Vendor agrees to have regular (as mutually agreed but tentatively every quarter) review meetings for evaluation of the support services. The GMPA review meetings shall focus on issues, problems and concerns during the period,

ANDA will comply.

11.	PERFORMANCE REQUIREMENTS (PR’s)

11.1	PR’s shall be defined and agreed prior to the GMPA. PR’s are outlined in Table 5.

ANDA will comply.

11.2	Performance, Retention and Improvement

11.2.1	Performance of Support.

Vendor’s performance of Support Services shall be evaluated on Vendor performance, e.g. for:

11.2.1.1	delivery times for supply of the Products;

11.2.1.2	meeting of the Homologation / Product approval dates;

11.2.1.3	acceptance of the Products;

11.2.1.4	maintenance support;

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11.2.1.4.1	telephonic response;

11.2.1.4.2	receipt of requested replacement of Products by overnight dispatch;

11.2.1.4.3	response to site of the technician when requested;

11.2.1.4.4	training courses (content & material), training provided by Vendor; and

11.2.1.4.5	occurrence of “Repeat Fault” already corrected etc. If a repeat fault is determined to occur due to design problem, Vendor agrees to provide interim solution by a work-around and initiate action program for design correction.

ANDA understands.

11.2.2	Vendor’s performance of the Work shall be measured by comparing actual achieved performance against the relevant GMPA Performance Requirements (PR’s)

ANDA understands.

11.2.3	Vendor agrees to negotiate in good faith the subject of performance penalties to apply should Vendor persistently fail to meet performance requirements.

Details regarding performance penalty amounts, etc, would need to be discussed further. However, ANDA will comply conditionally.

11.2.4	Vendor shall provide monthly a summary of its achieved performance against each PR

ANDA will comply.

11.2.5	Performance Requirement Penalties

Should fail to meet performance requirements as outlined under section 14, table 5 of this exhibit MCI reserves the right seek monetary credits for future equipment purchases or services.

ANDA will comply conditionally – agreement is subject to further discussion with MCI.

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The Tables and Schedules below will form a part of the Country Specific Support Annex for the North American Region (USA, CANADA and Mexico only)

TABLE 1

TAC SUPPORT RATES

Pricing:

1.	1st year TAC services commencing on effective date of agreement—there will be [*] as noted below (refer to: * Note-1) during the initial year of service delivery;

2.	2nd & subsequent years pricing for all non-OnSite-based services (refer to: Note- 2 **) provided on a percentage of ‘installed-equipment base’ pricing basis, and per revised Tab!e-1 below:

TABLE -1

TAC / ON-LINE SERVICES & SUPPORT RATES

Total Network Value	Pricing % (List Price)
[*]	[	*]
[*]	[	*]
[*]	[	*]

ANDA reserves the right to review and modify this pricing annually on the anniversary of the effective Purchase Agreement date (date that Agreement is made effective).

* Note-1: 1st Year TAC Service Conditions & Limitations

1.	TAC services during initial year of Purchase Agreement will be provided at No Charge to MCI as requested herein. However, access to and provision of services by ANDA’s TAC personnel to MCI staff during this initial 1-year period will be restricted as follows:

o

Pricing is based on the understanding that as per section 3.4 of Schedule D of this GMPA, requests for TAC service to ANDA will come through MCl’s Level 1 and 2 Operations support personnel who will have been adequately trained and familiar with the operation and configuration of ANDA’s products prior to contacting ANDA and who will reporting issues/problems that need to be escalated to Level 3 support as defined in section 3.4 of the Schedule D. Requests for and service delivered for 1st and/or 2nd Level support will be charged to MCI at rates defined in Table-7 and billed quarterly.

o	Access to ANDA’s on duty TAC staff by MCl’s personnel will be limited to the lesser of.

a.	[*] per month (aggregate of all inbound and outbound calls to TAC);

b.	[*] total per month (aggregate of all inbound and outbound calls to TAC);

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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c.	Neither available hours per month nor calls per month accrue to any following months during this initial 1-year period (no rollover);

d.	Outbound calls to MCI from TAC will be made only in response to requests for such calls from MCI staff or in response to open-ticketed problems reported by MCI.

•

ANDA will alert MCI when either of these limits (‘a’ or ‘b’ above) is reached during any given month; ANDA reserves the right to charge MCI for any calls beyond either of these two limits at rates as defined in Table-7; billing with call details for these additional calls will be issued on a quarterly basis;

•

MCI will be responsible for managing which of their staff is authorized to access/contact ANDA’s TAC personnel during this initial 1-year period. During this period, ANDA will accept all calls to TAC from MCI staff whether authorized by MCI or not – unless instructed otherwise by MCI in writing.

** Note-2: ‘TAC’ Services Elements included:

1.	Customer login to “ACCeSS” online technical information; MCI usernames & passwords issued once Purchase Agreement executed;

2.	Advance replacements for defective in-Service spare units (next business day); per section 9.4.3, ANDA and MCI will share costs for shipping.

3.	Advance replacements for any failed units within initial 90 days of Standard ANDA product Warranty (next business day);

4.	Remote diagnostics (network/eqpt. access provided by MCI per GMPA)

5.	Installed-base audits to be performed quarterly by MCI; if audit not available to ANDA by MCI at time of billing, ANDA will bill for services in advance based on total value of all applicable products shipped to MCI under this agreement; services payable and billings in advance on quarterly basis beyond initial year of Agreement.

6.	MCI and ANDA have agreed in previous discussions that MCI will purchase and manage spare equipment inventory per Section 9.3 Option-B of Schedule-D of the GMPA; no availability of Option-A in this CSSA;

7.	Advance replacements issued to MCI for failed units will be invoiced at MCl’s then current discounted product prices if not returned to ANDAs designated repair center within 21 days of issue of replacement unit.

8.	ANDA TAC (ATAC) can be contacted on a 5x8 basis at:

• Direct:	[408] 519-4861
• Toll Free:	[888] 561-ANDA (2632)
• Email:	tech-support@andanetworks.com

ANDA TAC (ATAC) can be contacted on a 7x24 basis at:

• Direct:	[408] 519-4930
• Toll Free:	[888] 561-XXXX

9.	Single Point of Contact in ANDA for TAC services will be provided once ANDA is under contract with MCI.

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*** Note-3: Service & Support – Pricing Discounts:

1.	Pricing for OnLine-based service and support as described under Note-2 above and with limitations described under Note-1 above is provided in Table-1 above;

2.	Pricing Discounts will apply for Total Network Value (TNV ) above [*] as follows:

•	On billing amounts for TNV less than or equal to [*], [*] apply; Table-1 pricing applies;

•	On billing amounts for TNV of greater than [*] but less than [*] – a [*] discount will be applied to that portion of the billing that applies to the TNV greater than [*] but less than [*]

•	On billing amounts for TNV of greater than [*] – a [*] discount will be applied to that portion of the billing that applies to the TNV greater than [*]

3.	There will be no CAP on the TNV for billing purposes.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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TABLE 2

RATES FOR EMERGENCY AND T&M ON-SITE ASSISTANCE – North American

Region (Canada, USA, and Mexico)

On-site Hours	Emergency & T&M On-site Rates
8 AM to 5 PM Local time (M-F)	- [*] per hour and a part thereof for first
[*] min charge);
- [*] each additional hour

5 PM to 8 AM Local time (M-F)	- [*] per hour and a part thereof for first
[*] min charge);
- [*] each additional hour

Weekends and Holidays	- [*] per on-site hour and a part thereof.
[*] charge)

Notes:

1.	Hourly rates quoted portal-to-portal (rates apply to both on-Site & travel time);

2.	[*] minimum charge per individual callout (refer to Table 2).

3.	Best effort-based only response time to site;

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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TABLE 3

HOURLY RATES FOR CONTRACTED SITE ASSISTANCE – North American Region

(Canada, USA, Mexico)

	Total Combined Site/Network Value Covered (based on List Price)	[*]	[*]	[*]
A.	[*]	[*]	[*]	[*]
B.	[*]	[*]	[*]	[*]
C.	[*]	[*]	[*]	[*]
D.	[*]	[*]	[*]	[*]

Notes:

1.	Contracted onsite maintenance services available/offered on annual term basis only;

2.	Pricing for this service per Table-3 above;

3.	Minimum annual charge for this service is the greater of:

•	[*] charge per each site,

•	[*] total.

4.	If no annual contract elected – charges for onsite services will be at T&M rates per Table-2.

5.	Services delivered under this agreement are subject to the terms of Schedule D-4 included herein and incorporated as a part of Schedule D.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Global Master Purchasing Agreement	Schedule D - Maintenance and Support	Page 39 of 42~~4342~~

TABLE 4

ON-SITE CONSULTANT CHARGE

North American Region (Canada, USA and Mexico)

Period	Rate per Month
Continuous 3 months	[*] plus subsistence [*] per month

Continuous 6 months	[*] plus subsistence [*] per month

Continuous 12 months	[*] plus subsistence [*] per month

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Global Master Purchasing Agreement	Schedule D - Maintenance and Support	Page 40 of 42~~4342~~

TABLE 5

AGREED PERFORMANCE REQUIREMENTS UNDER GMPA

PR No:	DESCRIPTION	YEAR 1 PR	YEAR 1 PT	METRICS
1	Delivery of equipment to Site by agreed dates, including Emergency orders.	[*] of deliveries on specified dates	[*] of deliveries on specified dates [*] of deliveries to be two days early.	Monthly average over rolling three months.

2	Acceptance of Products after NVT/ORT	[*] by agreed dates	[*] by agreed dates. [*] to be, a week prior to project plan

3	Helpdesk / TAC Availability of technical response	[*] within agreed technical response times.	[*] within agreed time scales, [*] responses in better than agreed time-scales.	Monthly average over rolling 3 months.

4	Resolution of service affecting problem.	[*] resolution in agreed times.	[*] within agreed time scales, [*] in better than agreed time- scales	Monthly average over rolling 3 months.

5	Number of Dead on arrivals (DOA) down to Field Replaceable Unit level.	Less than two FRU’s out of every 100 units supplied i.e. less than [*]	Less than [*] of units supplied.	Monthly average over rolling three months (for all Sites worked during that period).

6	Number of FRUs requested as advance replacement through RMA procedure, for on-Site used spares	Two or less FRUs outside of agreed time scales	[*] of FRUs to arrive at Site within agreed time scales. [*] of FRUs to arrive at Site within double agreed time scales. [*] of FRUs to arrive at Site within triple agreed time scales	Monthly average over rolling three months (for all Sites worked during that period).

7	Arrival of FE at Site within 4 hours, for Contracted on-site service.	Two or less occasions of delay in response of not more than an hour of agreed response time.	[*] within response times.	3 month average over rolling 6 months.

8	Report availability within 24 hours of the request.	[*] times within agreed time.	[*] within agreed time.

Note: PT stands for Performance Target.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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TABLE 6

ESCALATION PROCEDURES

North American Region (Canada, USA and Mexico)

Problem Severity	First Level (hrs)	Second Level (hrs)	Third Level (hrs)	Fourth Level (hrs)
P1: Emergency	1	4	8	24
P2: Major	4	24	48	As appropriate
P3: Minor	36	As appropriate
P4: Query	As appropriate

•	First Level:

☐	Manager – ATAC;

☐	Customer Account Team (CAT) - Sales & SE Management

•	Second Level:

☐	Director – ATAC;

☐	Director – Regional Field Service;

•	Third Level:

☐	VP – Regional Services Support;

☐	VP – Technical Programs;

☐	VP – Operations

☐	Regional Business Team Sales Management

•	Fourth level:

☐	Regional EVP

Global Master Purchasing Agreement	Schedule D - Maintenance and Support	Page 42 of 42~~4342~~

TABLE – 7

1st Or 2nd LEVEL TAC TELEPHONE SUPPORT RATES

North American Region (Canada, USA and Mexico)

Service Description	$ Per Hour or Portion Thereof
8 AM - 5 PM M-F	[*]
5 PM - 8 AM (evenings & Saturdays)	[*]
Sundays & Holidays	[*]

Notes:

1.	Charges are hourly or a portion thereof.

2.	Charges for this service billable monthly.

TABLE – 8

PRODUCT RETURN & REPAIR RATES

North American Region (Canada, USA and Mexico)

Service Description	$ Per Hour or Portion Thereof
8 AM - 5 PM M-F	[*]

Notes:

1.	Charges are billed on an hourly basis or a portion thereof.

2.	[*] for Return and Repair services requested/provided for any out-of-warranty products.

3.	Rates are valid through 2004; rates are subject to change on anniversary date of GMPA.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

MCI Page 1 of 1	Services and Support Agreement Addendum: CCSA-: NA Region No. MCI0104C

SCHEDULE D-1

SERVICE OFFERING: ATAC & REMOTE MAINTENANCE

Attached to and made a part of the GLOBAL MASTER PURCHASE AGREEMENT (GMPA) including SCHEDULE D between ANDA Networks Inc. (“ANDA”) and MCI (“Customer”), ANDA contract number MCI0104C, dated JAN-1-2004 (the “Agreement”).

1.	DEFINITIONS

All capitalized terms used herein, but not defined shall have the respective meanings assigned to said terms in the Agreement.

1.1	Problem Severity

ANDA defines three problem severity classifications for Reported Problems aligning with TL9000 R3.0 standards. In order to classify a request, ANDA technical support personnel will confirm with Customer the impact of the reported problem to determine an appropriate classification. Where parties disagree on the classification of a particular Reported Problem, Customer and ANDA technical contacts will undertake to discuss the problem with a view to reaching a mutually acceptable classification, where possible.

a.	Critical; Reported Problems that severely affect service, capacity/traffic, billing / statistics collection or maintenance capabilities and require immediate corrective action, regardless of time of day or day of the week as viewed by Customer upon discussion with ANDA.

b.	Major: Reported Problems that seriously affect system operation, maintenance and administration and require immediate attention as viewed by the Customer upon discussions with ANDA. The urgency is less than in critical situations because of a lesser immediate or impending effect on system performance, customers and the Customer’s operation and revenue.

c.	Minor: Reported Problems that do not significantly impair the functioning of the system and do not significantly affect service to customers. These problems are not traffic affecting.

1.2	General Availability

“General Availability” (“GA”) shall mean Identified hardened product that is available for general release to customers. Product is now volume manufactured and standard ordering procedures will apply with no further approvals required.

1.3	Maintenance Release Software

“Maintenance Release Software” means existing general availability (“GA”), periodic and regular software releases provided by ANDA hereunder that primarily contains software fixes for a given GA Feature Release Software and the previous GA Feature Release Software.

1.4	Feature Release Software

“Feature Release Software” means the current GA major or minor level release and the previous GA major or minor level release software that primarily contains new software features and functionality.

1.5	Reported Problem

“Reported Problem” means an apparent failure of a Product to materially function in accordance with the published specifications for such Product, which has been properly reported to the ANDA Customer Service Center.

1.6	First Level Support

First Level Support activities means the process of verifying:

a.	The Product has been installed in accordance with ANDA installation specifications

b.	The desired application is supported by the Product

c.	All options have been configured properly to support the application

2	SERVICE DESCRIPTION

ANDA will provide Customer with this Service Offering for a fixed annual fee set out in the “Service Charges” section for the Products listed in the “Products” section. This Service Offering may be provided for other Products or parts on a fee-per-service basis, at ANDA’s then current rates.

ANDA’s TAC & Remote Maintenance service is designed to provide Customer operation teams with secondary technical support following initial Customer performed First-Level problem isolation and analysis. The following are the service deliverables:

a.	Remote Phone Support

b.	Remote Access & Diagnostics

•	Hardware Debugging

•	Software Debugging

c.	‘ACCeSS’ On-Line Support Documentation and Software

d.	On-Site Intervention by a Technical Expert (Optional—additional charges apply)

2.1	Remote Phone Support

Access to ATAC & Remote Maintenance service is provided 24 hours a day, 365 days of the year via ANDA’s Customer Service Center (“CSC”). The CSC can be contacted from anywhere in North America by dialling 1-888-561-ANDA (1-888-561-2632 x4930) or direct 1-408-519-4930. Customers will be able to inform ANDA of problems in the Products (a “Reported Problem”); and take advantage of the technical support and advice for operation and maintenance of the Products.

Revision Date: 12th Oct 2004

Confidential and Proprietary

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If Customer’s service request cannot be processed immediately, Customer will be called back by ANDA, as described in the “Service Level Targets” section below.

If the Reported Problem cannot be solved by means of Remote Phone Support, ANDA will then attempt to solve the Reported Problem by means of Remote Access & Diagnostics.

2.2	Remote Access & Diagnostics (“RAD”)

If RAD is required, ANDA will access Customer network or Product by means of a remote connection, if access is made available by Customer.

ANDA will then try to determine the present state of the Products encountering the Reported Problem, conduct problem analysis and propose corrective action or a workaround for the Reported Problem. There are two diagnostic activities comprising RAD:

a.	Hardware Debugging – Remote isolation and analysis of suspected defective Hardware. Hardware debugging is performed on suspected faulty Hardware until confirmed faulty or functional. If a part is identified as faulty. Customers will be directed to swap-out the defective Hardware with replacement hardware from Customers spares. Where remote debugging is not feasible in ANDA’s opinion, Customer may instead be directed to replace and return the suspected Hardware to ANDA for testing according to the terms and conditions of the standard repair service.

b.	Software debugging is performed on product software suspected of being faulty. This includes isolating the software problem and implementing a work around solution or applying a Maintenance Release Software version if available to correct the Reported Problem.

During the RAD, ANDA will notify Customer of its actions and make reasonable efforts to avoid impacting traffic in the applicable Customer network. This includes coordinating maintenance windows with Customer.

If a Reported Problem cannot be solved by means of RAD and assistance by Customer’s on site staff, ANDA and Customer will consider the possibility of on-site intervention by an ANDA Product Specialist.

2.3	‘ACCeSS’ On-Line Support Documentation and Software

‘ACCeSS’ On-line Support Documentation & Software provides access via the internet (www.ANDAnetworks.com) to support documentation and software related to ANDA Products, such as Product documentation, Product Change Notifications (PCN’s) and Product Information Bulletins (PIB’s).

2.4	On-Site Intervention by a Technical Expert

An optional part of this Service Offering is On-Site Intervention. The decision to have an ANDA Product Specialist on site must be mutually agreed to by both Customer and ANDA. The additional charges and payment for such an intervention must be agreed to in advance. In the event of any disagreement, ANDA will continue to try to resolve the Reported Problem via Remote Phone Support and RAD.

3	SERVICE LEVEL TARGETS

ANDA will use reasonable endeavours to provide the following response times:

3.1	Initial Response:

This is the time interval between customer’s contact with ANDA and ANDA’s initial response by a Product Support Specialist:

•	Critical – 30 minutes, 24 hours a day, 7 days a week

•	Major – 1 hour, 24 hours a day, 7 days a week

•	Minor – 4 hours, 8:00am – 5:00pm, Mon – Fri

3.2	Problem Neutralization;

This is the interval between ANDA’s initial response to Customer and when ANDA aims to provide a work-around:

•	Critical – 8 hours

•	Major – Next Business Day

•	Minor – Next Maintenance Software Release

3.3	Progress Report:

This is the time interval between ANDA’s initial response to Customer and ANDA’s aim to provide an update on the Reported Problem, by telephone, email or fax:

•	Critical – One update every 2 hours

•	Major – One update every working week

•	Minor – One update every 2 months

4	SERVICE LIMITATIONS

In addition to Section 7 of the Support Services Agreement, for greater certainty, this Service Offering does not provide, and ANDA shall not be responsible for any of the following:

a.	ATAC & Remote Maintenance Service is limited to assisting with work around solutions only for Feature Release Software versions older than the previous GA Feature Release Software. This assistance is provided up to a maximum of two years following the Manufacture Discontinued (“MD”) declaration of the Product Software.

5	CUSTOMER RESPONSIBILITIES

The following Customer responsibilities are pre-conditions for ANDA’s Service Offering, and must be fulfilled prior to the delivery of this Service Offering:

a.	Customer shall provide First Level Support activities prior to contacting ANDA.

b.	Customer shall call the CSC and open a service request to receive TAC Remote Maintenance service.

c.	Customer shall maintain sufficient technical and service personnel who have completed at least the ANDA Operations and Maintenance training course for each of the Products, and who are suitably experienced and able to assist in the provision of service on the Products in a professional and efficient manner, to the extent required by ANDA. ANDA reserves the right to audit the performance capabilities of Customer before agreeing to a contract for ATAC & Remote Maintenance Service.

Revision Date: 12th Oct 2004

Confidential and Proprietary

MCI Page 3 of 3	Services and Support Agreement Addendum: CCSA-: NA Region No. MCI0104C

d.	Customer shall maintain spares and test equipment, at levels calculated to meet Customer desired availability requirements for the supported Products.

e.	Customer shall maintain all Software at ANDA’s then-current General Availability Feature Release Software release, or one release back; which as such may change from time to time.

6	ESCALATION

ANDA’s focal point for ALL Customer escalation is through the Customer Service Center (‘CSC”). The CSC can be contacted from anywhere in North America by dialling 1-888-561-ANDA (1-888-561-2632) or direct 1-408-519-4930.

7	PRODUCTS

ANDA will provide Customer with this Service Offering for the Service Charges, on the following Product types and quantities, for so long as ANDA has not ceased support for the Products:

Product Types	Qty
EE4000 – common, line cards, access.
EE4000LP – common, line cards, access.
ER2108 & accessories
ER2300 & accessories
ER2200 & accessories

Product Types	Qty

8	TERM

a.	Effective Date: JAN-1 -2004

b.	Refer to GMPA for Term.

9	SERVICE CHARGES

Refer to pricing provided in Schedule D.

Revision Date: 12th Oct 2004

Confidential and Proprietary

MCI Page 4 of 4	Services and Support Agreement Addendum: CCSA-: NA Region No. MCI0104C

SCHEDULE D-3

SERVICE OFFERING: STANDARD REPAIR

Attached to and made a part of the GLOBAL MASTER PURCHASE AGREEMENT (GMPA) including SCHEDULE D between ANDA Networks Inc. (“ANDA”) and MCI (“Customer”), ANDA contract number MCI0104C, dated JAN-1-2004 (the “Agreement”).

1	DEFINITIONS

All capitalized terms used herein, but not defined shall have the respective meanings assigned to said terms in the Agreement.

1.1	Class A:

Product Change Notifications designated Class A shall mean (and apply to) changes that are required to correct a product deficiency.

1.2	Class AC:

Product Change Notifications designated Class AC are as per Class A changes, but impact only a limited or conditional application of the Product.

1.3	Form, Fit and Function:

a.	Form: The weight, density, chemical or material composition, size, shape, structure, appearance, protocol, pattern, composition, configuration, and marking/identification of a product.

b.	Fit: The suitability or readiness of a product for a particular application, including environmental extremes, marginal parameters, physical and signal compatibility with interfacing systems and surroundings, level of performance, safety margins, reliability, maintainability, and install ability.

c.	Function: The set tasks or purposes for which a product is used by the Customer, including all the tasks generally accepted for the product and those specifically designated by the Customer.

2	Service Description

This Service Offering is included at no charge during ANDA’s standard Product warranty period. For Products or parts outside of the equipment warranty period and not identified in the Products section, the Service Offering is available on a fee-per-service basis at ANDA’s then current rates.

ANDA will provide Customer with this Service Offering for a fixed annual fee set out in the “Service Charges” section for the products listed in the “Products” section.

This Service Offering is available Monday to Friday 8am to 5pm Pacific Time, excluding ANDA and statutory holidays.

Once a Product is identified as defective or faulty, Customers are required to inform ANDA via either the Customer Service Center (CSC) at 1-888-561-ANDA or via the ANDA web service (WWW.ANDAnetworks.com) and receive a Return Authorization number prior to the shipment of the defective Product to ANDA. Customer then returns, at its expense (refer to Schedule H for modified terms), the faulty Product to ANDA’s Spare Part Management Center (“SPMC”), together with the description of the problem, at the following address:

ANDA Networks Inc

RA # XXXXXXXXX

Spare Part Management & Repair Center

1274 Geneva Drive

Sunnyvale, CA, USA 94089

Upon receipt in the SPMC, defective Customer Products will be examined, and the following actions will be taken:

a.	If, after thorough testing, a returned Product is found to be working within specification, ANDA reserves the right to charge Customer for testing and handling provided the Product was not returned at ANDA’s request. In such instances a minimum charge of $500 (Five Hundred $USD) per unit may be levied.

b.	If on examination, the returned Product is found to be irreparable, ANDA will, following consultation with Customer, either return the Product to Customer without repair, or replace the Product with a functional equivalent (if available) from refurbished stock, and charge Customer the purchase price of the replacement Product, or

c.	If paragraphs (a) or (b) are not applicable, ANDA will repair or replace (at its discretion) the Product. Replacements will be by a Form, Fit and Function compatible one (may consist of replacement with a refurbished Product).

d.	Products will normally be returned at the current ANDA minimum revision level. Products received significantly below this revision may also have certain applicable Engineering Change Orders (“ECO’s”) applied, as well as certain applicable Maintenance Software Releases. Customer is responsible of all consequences of such actions by ANDA.

If ANDA receives from Customer a Product with missing or mismatched components, ANDA will promptly notify Customer and identify the missing or mismatched components. Turn around target times shall not apply in these instances. Upon such identification, Customer may, at its option, either:

Revision Date: 12th Oct 2004

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a.	Provide the missing or properly matched component to ANDA, or

b.	Request that ANDA prepare a quotation for the replacement of such missing or mismatched components. ANDA shall not proceed with any repair of the Product, or replacement of missing or mismatched components, without Customer’s prior written approval.

After repair or replacement, the Product is returned (as applicable) to Customer’s designated location via ground freight, unless Customer specifically requests expedited freight (additional shipping charges will apply). All repaired or replacement Products have a warranty of ninety (90) days, or the remainder of the original outstanding warranty, or the Term specified in section 8(b) of this Schedule D-3, which ever is greater.

3	SERVICE LEVEL TARGETS

ANDA will use reasonable endeavours to:

a.	Dispatch a repaired or replacement Product to Customer within fifteen (15) business days, 80% of the time, and within thirty (30) business days, 20% of the time, from date of receipt within ANDA’s SPMC.

4	SERVICE LIMITATIONS

In addition to Section 7 of the Support Services Agreement for greater certainty, this Service Offering does not provide, and ANDA shall not be responsible for any of the following:

a.	On-Site Replacement of faulty Products or parts

b.	Reprogramming or reconfiguring of node or card assembly

c.	Hardware and/or software updates other than at the initiative of ANDA for Class A and AC product bulletins only

d.	Repair of any Product that has been disassembled and/or modified by anyone other than ANDA.

e.	Standard Repair Service will be provided up to 36 months after Product is classified as Manufacture Discontinued.

5	CUSTOMER RESPONSIBILITIES

The following Customer responsibilities are pre-conditions for ANDA’s Service Offering, and must be fulfilled prior to the delivery of this Service:

a.	Obtaining a return Authorization shipment number prior to shipping defective part to ANDA

b.	Proper packing and labelling of defective Products to ensure safe shipment to ANDA

c.	Arranging shipment and associated shipping costs for the return of Products to ANDA (refer to Schedule H, if applicable, for any modified terms).

6	ESCALATION

ANDA’s focal point for Customer escalation is through the Customer Service Center (“CSC”). The CSC can be contacted from anywhere in North America by dialing 1-888-561-ANDA (1-888-561-2632 x4930) or direct 1-408-519-4930.

7	PRODUCTS

ANDA will provide Customer with this Service Offering for the Service Charges, on the following Product types and quantities, for so long as ANDA has not discontinued or ceased support for such Products:

Product Types	Qty
EE4000 – commons, line cards, access.
EE4000LP – commons, line cards, accessories
ER2108 & accessories
ER3200 & accessories
ER2200 & accessories

8	TERM

a.	Effective Date: JAN-1-2004

b.	Refer to GMPA for Term.

9	SERVICE CHARGES

Refer to pricing provided in Schedule D.

Revision Date: 12th Oct 2004

Confidential and Proprietary

MCI Page 6 of 6	Services and Support Agreement Addendum: CCSA-: NA Region No. MCI0104C

SCHEDULE D-2

SERVICE OFFERING: PRIORITYONE ADVANCE REPLACEMENT

Attached to and made a part of the GLOBAL MASTER PURCHASE AGREEMENT (GMPA) including SCHEDULE D between ANDA Networks Inc. (“ANDA”) and MCI (“Customer”), ANDA contract number MCI0104C, dated JAN-1-2004 (the “Agreement”).

1	DEFINITIONS

All capitalized terms used herein, but not defined shall have the respective meanings assigned to said terms in the Agreement.

Form, Fit and Function:

a.	Form: The weight, density, chemical or material composition, size, shape, structure, appearance, protocol, pattern, composition, configuration, and marking/identification of a product.

b.	Fit: The suitability or readiness of a product for a particular application, including environmental extremes, marginal parameters, physical and signal compatibility with interfacing systems and surroundings, level of performance, safety margins, reliability, maintainability, and install ability.

c.	Function: The set tasks or purposes for which a product is used by the Customer, including all the tasks generally accepted for the product and those specifically designated by the Customer.

2	SERVICE DESCRIPTION

ANDA will provide Customer this Service Offering for a fixed annual fee set out in the “Service Charges” section for the products listed in the “Products” section. This Service Offering may be provided for other products or parts on a fee-per-service basis, at ANDA’s then current rates.

Prior to commencement of Advance Replacement service, ANDA will work with Customer to dimension the products as described in the Products section below (the “Advance Replacement Inventory”). ANDA determines Advance Replacement Inventory based on the Maintainability section of Telcordia SR-TSY-000385, issue 1, 1986. The Advance Replacement Inventory to be owned and held by ANDA will be adjusted accordingly on an annual basis based on changes within Customer’s network.

This Service Offering is available Monday to Friday 8am to 5pm Pacific Time, excluding ANDA and statutory holidays.

Once a Product is identified as defective or faulty, Customer informs ANDA via either the Customer Service Center (CSC) at 1-888-561-ANDA or via the ANDA web service (WWW.ANDAnetworks.com) and receives a Return Authorization number. ANDA will ship prepaid to Customer, the requested Advance Replacement part(s) as defined in the Products section below, to a defined location in accordance with the “Service Level Targets” described below, in advance of receiving the defective Products) or part(s),.

Customer then returns, at its expense (refer to Schedule H, if applicable, for any modified Terms), the faulty Product to ANDA’s Spare Part Management Center (“SPMC”), together with the description of the problem, at the following address:

ANDA Networks Inc

RA # XXXXXXXXX

Spare Part Management & Repair Center

1274 Geneva Drive

Sunnyvale, CA, USA, 94089

If Customer fails to return the Replaced Product within Fifteen (15) Calendar Days from date of Customer request for Advance Replacement Product, ANDA will charge Customer the replacement price for the Advance Replacement Product.

ANDA transfers all right, title and interest in and to the Advance Replacement Product to Customer, and Customer transfers all right, title and interest in and to the Replaced Product to ANDA.

Upon receipt in the SPMC, Replaced Products will be examined, and the following actions will be taken:

a.	If, after thorough testing, a returned Product is found to be working within specification, ANDA reserves the right to charge Customer for testing and handling provided the Product was not returned at ANDA’s request. In such instances a minimum charge of $500 (Five Hundred $USD) per unit may be levied.

b.	If on examination, the returned Product is found to be irreparable, ANDA will, following consultation with Customer, either return the Product to Customer without repair, or replace the Product with a functional equivalent (if available) from refurbished stock, and charge Customer the purchase price of the replacement Product, or

c.	If paragraphs (a) or (b) are not applicable, ANDA will repair or replace (at its discretion) the Product. Replacement unit(s) will be Form, Fit and Function compatible (may consist of replacement with a refurbished Product).

Customer should also note the following:

Advanced Replacement Products will normally be shipped at the current ANDA minimum revision level. Replaced Products received significantly below this revision may also have certain applicable Engineering Change Orders applied (“ECO’s”), as well as certain applicable Maintenance Software Releases. Customer is responsible for all consequences of such actions by ANDA.

If ANDA receives from Customer a Replaced Product with missing or mismatched components, ANDA will promptly notify Customer and identify the missing or mismatched components. Upon such identification, Customer may, at its option, either:

a.	Provide the missing or properly matched component to ANDA, or

b.	Request that ANDA prepare a quotation for the replacement of such missing or mismatched

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components. ANDA shall not proceed with any repair of the Product, or replacement of missing or mismatched components, without Customer’s prior written approval.

3	SERVICE LEVEL TARGETS

ANDA will use reasonable endeavours to:

a.	Deliver the Advance Replacement Product to a major center by the next Business Day, otherwise within two (2) Business Days, if the Customer informs the CSC and receives a Return Authorization by 12:00pm PT (10:00am PT for dispatch to location other than in USA).

b.	Meet 99.9% availability of Advanced Replacement parts

4	SERVICE LIMITATIONS

In addition to Section 7 of the Support Services Agreement for greater certainty, this Service Offering does not provide, and ANDA shall not be responsible for any of the following:

a.	This Service Offering will only be available for parts listed in the Advance Replacement Inventory table

b.	This Service Offering is only available until such parts have been declared Manufactured Discontinued (MD). At that time: (a) any existing MD parts will still be held in the Customer’s spare part inventory, but they will not be replenished, (b) when the existing inventory is exhausted the parts will automatically be deemed to have been removed from the Advance Replacement inventory table below, and (c) the service level targets will not apply.

c.	All Advance Replacement Products have a limited warranty of ninety (90) days, or for the duration of the original Product’s outstanding standard warranty period, or the Term specified in section 8(b) of Schedule D (if it forms a part of this agreement), which ever is greater.

d.	In the event ANDA is informed of a potential quality problem that may adversely impact Advance Replacement inventory, ANDA may, at its discretion, delay the dispatch of replacement part(s) until the problem is resolved. For each such event, ANDA will inform the customer of when an advance replacement product can be shipped

5	CUSTOMER RESPONSIBILITIES

The following Customer responsibilities are pre-conditions for ANDA’s Service Offering, and must be fulfilled prior to the delivery of this Service:

a.	Providing and maintaining the Customer spares quantities as specified under Products in Section 7 (“Spares and Advanced Replacement Products Table”), as applicable.

b.	Advance Replacement Products will normally be sent to Customer at the current ANDA minimum repair level, regardless of what level the Customer’s defective Product is. Customer is responsible for any impact this may have.

c.	Provide ANDA with shipping address and contact for the Advance Replacement Product.

d.	Return of Replaced Product within Fifteen (15) Calendar days of Advanced Replacement request;

e.	Clearly identifying Return Authorization number on the outside packaging of each Replaced Product

f.	Providing a fault description with the return of each Replaced Product

6	ESCALATION

ANDA’s focal point for customer escalation is through the Customer Service Center (“CSC”), The CSC can be contacted from anywhere in North America by dialling 1-888-561-ANDA (1-888-561-2632 x4930) or direct 1-408-519-4930.

7	PRODUCTS

ANDA will provide the Customer with this Service Offering for the Service Charges, on the following Product types, for so long as ANDA has not discontinued or ceased support for such Products:

Advance Replacement Inventory
Part Number	Held by Customer	Held by ANDA
EE4000: modules access, chassis
ER2200 & access.

8	TERM

a.	Effective Date: JAN-1-2004

b.	Refer to GMPA for Term.

9	SERVICE CHARGES

Refer to pricing provided in Schedule D.

Confidential and Proprietary

MCI Page 8 of 8	Services and Support Agreement Addendum: CCSA-: NA Region No. MCI0104C

SCHEDULE D-4

SERVICE OFFERING: ONSITE FIELD SERVICE ENGINEER

Attached to and made a part of the GLOBAL MASTER PURCHASE AGREEMENT (GMPA) including SCHEDULE D between ANDA Networks Inc. (“ANDA”) and MCI (“Customer”), ANDA contract number MC10104C, dated JAN-1-2004 (the “Agreement”).

1	DEFINITIONS

All capitalized terms used herein, but not defined shall have the respective meanings assigned to said terms in the Agreement.

a.	“Field Replaceable Unit” (FRU) means a product part which can be replaced at Customer site.

b.	“Field Service Engineer” (FSE) means an ANDA employee or employee of a partner organization trained on the ANDA equipment.

c.	“Weekends” means Saturday and Sunday.

2	SERVICE DESCRIPTION

ANDA will provide Customer this Service Offering for a fixed annual fee set out in the “Service Charges” section for the products listed in the “Products”, at the sites (the “Sites”) listed below. This Service Offering may be provided for other Products or Sites on a fee-per-service basis, at ANDA’s then current rates.

This service is a supplement to the TAG & Remote Maintenance service.

Access to Onsite Field Service Engineer service is provided 24 hours a day, 365 days of the year via ANDA’s Customer Service Center (“CSC”) and the TAC & Remote Maintenance personnel. The CSC can be contacted from anywhere in North America by dialling 1-888-561-ANDA (1-888-561-2632 x4930) or direct 1-408-519-4930. Customers will be able to inform ANDA of problems in the Products (a “Reported Problem”) and the TAC & Remote Maintenance service will be able to determine the need for Onsite Field Service Engineer. Onsite Field Service Engineer Service includes:

a.	Dispatch of Field Service Engineer to Customer Site

b.	On-Site maintenance activities necessary to maintain or recover the performance of the Products, as specified in the applicable Product manual. This may include replacement of Field Replaceable Units (FRUs) and implementation of hardware and software updates.

c.	On-Site assistance to ANDA TAC experts for problem diagnosis

d.	A field service activity report

3	SERVICE LEVEL TARGETS

ANDA will use reasonable endeavours to:

a.	Have a Field Service Engineer on Customer site according to the terms and conditions specified in the relevant Tables and sections within Schedule D:

Days	Times	Response Time
Refer to Schedule D

4	SERVICE LIMITATIONS

In addition to Section 7 of the Support Services Agreement for greater certainty, this Service Offering does not provide, and ANDA shall not be responsible for any of the following:

a.	Repair of FRU’s on-site.

b.	Diagnosis of general network problems. Service is limited to TAC assistance on the Reported Problem for the reported equipment.

c.	Provision of sparing for FRU’s.

5	CUSTOMER RESPONSIBILITIES

The following Customer responsibilities are pre-conditions for ANDA’s Service Offering, and must be fulfilled prior to the delivery of this Service:

a.	A current ATAC & Remote Maintenance Service Agreement must be in place for all the Products and Sites

b.	Designate a prime contact for this Service Offering

c.	Determine with ANDA the access (24 hours) arrangements for each Site and methodology for timely notification of changes

d.	Determine with ANDA the methodology to ensure timely notification of Customer designated Site contact changes

6	ESCALATION

ANDA’s focal point for customer escalation is through the Customer Service Center (“CSC”). The CSC can be contacted from anywhere in North America by dialling 1-888-561-ANDA (1-888-561-2632) or direct 1-408-519-4930.

Revision Date: 12th Oct 2004

Confidential and Proprietary

MCI Page 9 of 9	Services and Support Agreement Addendum: CCSA-: NA Region No. MCI0104C

7	PRODUCTS

ANDA will provide the Customer with this Service Offering for the Service Charges, on the following Product types and quantities, for so long as ANDA has not discontinued or ceased support for such Products:

Product Types	Qty
EE4000: commons, line cards, access.
ER2200 & access.

8	SITES

ANDA will provide the Customer with this Service Offering for the Service Charges, at the following Customer Sites:

Site Address	Contract #

9	TERM

a.	Effective Date: JAN-1-2004

b.	Refer to GMPA for Term.

10	SERVICE CHARGES

Refer to pricing provided in Schedule D.

Revision Date: 12th Oct 2004

Confidential and Proprietary

MCI Page 10 of 10	Services and Support Agreement Addendum: CCSA-: NA Region No. MCI0104C

Revision Date: 12th Oct 2004

Confidential and Proprietary

Amendment No. 1 to the Purchase Agreement between MCI WorldCom Network

Services, Inc. and ANDA Networks, Inc.

This Amendment No. 1 (the “Amendment”) is made and entered into as of October 17, 2005 (the “Amendment Effective Date”) by and between MCI WorldCom Network Services, Inc. (“Buyer” or “MCI”), a Delaware corporation, with offices located at 2400 North Glenville Drive, Richardson, Texas 75082, on behalf of itself and for the benefit of its affiliates, subsidiaries, and/or divisions, and ANDA Networks, Inc. (“Seller”), a Delaware corporation, with offices located at 1274 Geneva Drive, Sunnyvale, CA 94089. Capitalized terms not defined herein shall take on the meaning ascribed to them in the Original Agreement (as defined below).

WHEREAS, the Buyer and Seller previously entered into a Purchase Agreement dated as of November 15, 2004 (the “Original Agreement”).

WHEREAS, the Buyer and Seller wish to amend the terms of the Original Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth herein, the parties agree as follows:

1. Amendment to Article 12 (Compliance with Law). Article 12 to the Original Agreement shall be deleted and amended in its entirety as set forth below:

“ARTICLE 12

COMPLIANCE WITH LAW; HOMOLOGATION

12.1 Seller agrees and warrants that Seller and all of Seller’s Products shall comply with all applicable permits and licenses and all requirements of applicable laws, orders, regulations and standards (“Provisions”) including, without limitation, Provisions relating to equal employment opportunity, nondiscrimination based on race, color, creed, religion, sex, age, disabilities, or ethnic origin, wages and hours, occupational safety and health, and immigration. Seller agrees to indemnify and hold Buyer, its affiliates, subsidiaries, assigns and intended beneficiaries harmless from and against all liabilities, claims, costs, damages (including, without limitation, punitive or special damages), losses or expenses (including attorneys’ fees and allocated in-house legal expenses) arising out of the breach of this Article 12.1.

12.2 Export Law Control.

(a) The parties hereby acknowledge that the Products and technology or direct products thereof (hereafter referred to as “Products and Technology”), supplied hereunder may be subject to export controls under the laws and regulations of the United States. Each party shall comply with such laws and regulations and agrees not to export, re-export or transfer Products and Technology without first obtaining all required United States government authorizations or licenses. The parties each agree to provide the other such information and assistance as may reasonably be required by the other in connection with securing such authorizations or licenses, and to take timely action to obtain all required support documents, and to make timely reporting of encryption exports as required (15 US CFR Part 740). Seller shall provide in a timely manner, the export classification of all products and technology or direct products thereof, supplied.

(b) End-Use/User: The parties hereby certify that none of the Products and Technology supplied hereunder will be exported, re-exported, or otherwise transferred:

(1) to a U.S. embargoed or highly restricted destination (15 United States Code of Federal Regulations (“CFR”) Part 746);

(2) to any military end-user, or in any military end-use located in or operating under the authority of any country identified in Country Group Dl under 15 CFR, Supplement No. 1 to Part 740 (15 CFR Part 740);

(3) to any entity that is engaged in the design, development, production, stockpile or use of nuclear, biological or chemical weapons or missiles (15 CFR Part 744) or to support any known terrorist entities and/or terrorist activities as published in executive order #13224 dated 9/24/01; and

(4) to parties on any of the U.S. Government’s lists of denied persons (15 CFR Part 764) without first obtaining all required U.S. Government authorizations or licenses.

(c) Each party agrees to maintain a record of exports, re-exports, and transfers of the Products and Technology for seven years and to forward within that time period any required records, at the other party’s request, to the applicable U.S. federal agency.

(d) Seller acknowledges that the transfer of Products and Technology, and associated documentation outside of the United States may be subject to the specific approval of the applicable software suppliers and other suppliers. All such approvals, if applicable, shall be conditions precedent to any of the obligations of Seller hereunder respecting such Products and Technology and associated documentation.

12.3 Homologation and/or Type Approval/Certification

(a) Seller shall comply with the provisions of all material national and international laws, treaties, ordinances, regulations, and codes in effect on the Amendment Effective Date applicable to the locations in which the Products requested by MCI are installed pursuant to and in accordance with the terms of this Article 12.3, including without limitation any homologation and/or type approval/certification requirements for such Products. Subsequent changes to such laws that increase the cost of an Order placed under this Agreement will require a good faith Change Order negotiation, which Seller and MCI agree to undertake. Seller shall indemnify MCI against all claims, proceedings, losses, and expenses arising as a result of non-compliance with the requirements of this paragraph.

(b) Exhibit F, attached hereto and incorporated herein, details all current and planned homologation and/or type approvals/certifications by Seller that are scheduled for implementation within one (1) year after the Amendment Effective Date, organized by country, including each product listing and relevant certification number. Seller shall update this list and provide it to MCI on a monthly basis.

(c) Seller shall bear all current and future homologation and/or type approval/certification costs for all countries in which Seller has current or planned homologation and/or type approval/certification plans set forth in Exhibit F as of the Amendment Effective Date. For all other countries, Seller and MCI shall mutually determine an acceptable allocation of costs for such homologation.

(d) In the event that MCI desires to use or operate a Product in a country in which the homologation and/or type approval/certification requirements for such Product may not yet be complied with by Seller, MCI shall notify Seller in writing. Seller shall respond in writing to MCI within ten (10) days of such notification, indicating its intended action plan with regard to such Product being homologated and/or type approved/certified in such country (the “Homologation Action Plan”). The Homologation Action Plan shall include the following: the relevant legal requirements, whether equipment may be tested before homologation is received, whether temporary homologation is available, and a proposed timeline for obtaining homologation based on the requirements of the country in question and MCI’s requirements. MCI shall provide any comments to the Homologation Action Plan within five (5) days of receipt of the plan from Seller. During the period Seller is in the process of obtaining homologation, upon request, Seller shall provide MCI with written updates of the progress. Prior to deployment, Seller agrees to obtain homologation and/or type approval/certification for Products that replace existing Products in those countries where MCI currently uses or operates such Product to be replaced.

(e) Seller shall use its best efforts to meet the agreed timeline for obtaining homologation and/or type approval/certification in a new country.

(f) Upon the request of MCI, Seller will provide, within five (5) days of such request, copies of all homologation certificates for countries for which Seller has current homologation.

(g) Seller shall produce Products and Services under a total quality process, such as ISO 9001/2. If ISO registered, Seller shall provide a copy of the certificate covering the function that produces the Product/Service. If not ISO registered, Seller shall ensure that the process for design through production of a Product/Service is ISO compliant and is capable of review by a qualified quality auditor.”

EXHIBIT F

ANDA Networks Homologation Update - October 3, 2005

Country	Project Start	NEBS 3	CE Mark	EMC report Submitted	Safety report Submitted	Regulatory Submission	Approval Letter	Special Labeling	Ship Test Equipmt.	In-country Test Dates	Est.Date/ Status	Chassis Model	Interfaces Certified
Australia	4/21/05	Complete	Complete	2-May	2-May	6-May	20-May	Recvd.	No Phase 1	N/A-PH1	5/23/05	EE4000	GigE, 10/100
								22-May			COMPLETED		100FX
Hong Kong	4/25/05	Complete	Complete	6-May	6-May	10-May	27-May	1-Jun	No Phase 1	N/A-PH1	6/6/05	EE4000	GigE, 10/100
											COMPLETED		100FX
Japan	4/21/05	Complete	Complete	10-May	10-May	13-May	27-May	1-Jun	No Phase 1	N/A-PH1	6/6/05	EE4000	GigE, 10/100
											COMPLETED		100FX
New Zealand	4/21/05	Complete	Complete	2-May	2-May	6-May	20-May	Excepts	No Phase 1	N/A-PH1	5/25/05	EE4000	GigE, 10/100
								AUS			COMPLETED		100FX
Singapore	4/21/05	Complete	Complete	6-May	6-May	10-May	20-May	30-May	No Phase 1	N/A-PH1	6/1/05	EE4000	GlgE,10/100
											COMPLETED		100FX
South Korea	4/25/05	Complete	Complete	10-May	10-May	13-May	20-May	31-May	6-Jul	Est. 9-5	Revised 9-22	EE4000	GigE,10/100
Pending
Taiwan	4/25/05	Complete	Complete	10-May	10-May	13-May	20-May	30-May	No Phase 1	NA	6/20/05	EE4000	GigE,10/100

Phase 1 - No action letters or summary requirements document to allow immediate shipping in-country with government letter for Ethernet on private networks